           SUPPLEMENT TO THE OFFER TO PURCHASE DATED DECEMBER 5, 2002
                       SIMON PROPERTY ACQUISITIONS, INC.,
                          A WHOLLY OWNED SUBSIDIARY OF
                          SIMON PROPERTY GROUP, INC.,

           HAS INCREASED THE PRICE OF ITS OFFER TO PURCHASE FOR CASH
                     ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                             TAUBMAN CENTERS, INC.
                                       TO
                              $20.00 NET PER SHARE

         THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT,
NEW YORK CITY TIME, ON FRIDAY, FEBRUARY 14, 2003, UNLESS THE OFFER IS EXTENDED.

    SIMON PROPERTY GROUP, INC., WESTFIELD AMERICA, INC. AND SIMON PROPERTY ACQUISITIONS, INC. (INCLUDING ANY SUCCESSOR THERETO, THE "PURCHASER") HAVE ENTERED INTO AN AGREEMENT, DATED JANUARY 15, 2003, WHICH PROVIDES, AMONG OTHER THINGS, THAT (I) ALL DECISIONS WITH RESPECT TO THE OFFER SHALL BE MADE JOINTLY BY SIMON PROPERTY GROUP, INC. AND WESTFIELD AMERICA, INC. AND (II) IF THE OFFER IS CONSUMMATED, WESTFIELD AMERICA, INC. (OR ITS DESIGNATED ASSIGNEE) WILL ACQUIRE 50% OF THE PURCHASER (OR ITS DESIGNEE) AT A PURCHASE PRICE EQUAL TO 50% OF THE AGGREGATE OFFER PRICE (AS DEFINED IN THE OFFER TO PURCHASE) PAID BY THE PURCHASER IN THE OFFER, AND SIMON PROPERTY GROUP, INC. AND WESTFIELD
AMERICA, INC. WILL JOINTLY CONTROL THE SHARES OF COMMON STOCK OF TAUBMAN CENTERS, INC. (THE "SHARES") PURCHASED IN THE OFFER.

    THE OFFER IS CONDITIONED UPON, AMONG OTHER CONDITIONS SET FORTH IN THE OFFER TO PURCHASE, (1) THERE BEING VALIDLY TENDERED AND NOT WITHDRAWN PRIOR TO THE EXPIRATION OF THE OFFER SUCH NUMBER OF SHARES THAT REPRESENTS, TOGETHER WITH SHARES OWNED BY THE PURCHASER, SIMON PROPERTY GROUP, INC., WESTFIELD
AMERICA, INC. OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, AT LEAST TWO-THIRDS
( 2/3) OF THE TOTAL VOTING POWER OF TAUBMAN CENTERS, INC., (2) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT AFTER CONSUMMATION OF THE OFFER NONE OF THE SHARES ACQUIRED BY THE PURCHASER SHALL BE DEEMED "EXCESS STOCK" (AS DEFINED IN THE OFFER TO PURCHASE), (3) FULL VOTING RIGHTS FOR ALL SHARES TO BE ACQUIRED BY THE PURCHASER IN THE OFFER HAVING BEEN APPROVED BY THE SHAREHOLDERS OF TAUBMAN CENTERS, INC. PURSUANT TO THE MICHIGAN CONTROL SHARE ACT (AS DEFINED IN THE OFFER TO PURCHASE), OR THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT THE PROVISIONS OF SUCH STATUTE ARE INVALID OR OTHERWISE INAPPLICABLE TO THE SHARES TO BE ACQUIRED BY THE PURCHASER PURSUANT TO THE OFFER, AND (4) THE PURCHASER BEING SATISFIED, IN ITS SOLE DISCRETION, THAT, AFTER CONSUMMATION OF THE OFFER, THE MICHIGAN BUSINESS COMBINATION ACT (AS DEFINED IN THE OFFER TO PURCHASE) WILL NOT PROHIBIT FOR ANY PERIOD OF TIME, OR IMPOSE ANY SHAREHOLDER APPROVAL REQUIREMENT WITH RESPECT TO, THE PROPOSED SECOND STEP MERGER OR ANY OTHER BUSINESS COMBINATION INVOLVING TAUBMAN CENTERS, INC. AND THE PURCHASER (OR ANY OTHER AFFILIATE OF SIMON PROPERTY GROUP, INC. OR WESTFIELD AMERICA, INC.). SEE THE INTRODUCTION AND SECTION 9 OF THIS SUPPLEMENT AND THE INTRODUCTION AND SECTIONS 1 AND 14 OF THE OFFER TO PURCHASE FOR MORE INFORMATION.

                                                  (COVER CONTINUED ON NEXT PAGE)
                            ------------------------

                      THE DEALER MANAGER FOR THE OFFER IS:

                              MERRILL LYNCH & CO.

January 15, 2003

(COVER CONTINUED FROM PREVIOUS PAGE)
                            ------------------------

    SIMON PROPERTY GROUP, INC., WESTFIELD AMERICA, INC. AND THE PURCHASER ARE SEEKING TO NEGOTIATE WITH TAUBMAN CENTERS, INC. WITH RESPECT TO THE COMBINATION OF TAUBMAN CENTERS, INC. WITH THE PURCHASER. SIMON PROPERTY GROUP, INC. AND WESTFIELD AMERICA, INC. ARE WILLING TO ALLOW HOLDERS OF LIMITED PARTNERSHIP INTERESTS IN THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, INCLUDING THE TAUBMAN FAMILY, TO RETAIN THEIR ECONOMIC INTEREST IN THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, OR AT SUCH HOLDERS' OPTION, TO PARTICIPATE IN A POTENTIAL TRANSACTION ON MUTUALLY ACCEPTABLE TERMS TO BE AGREED TO BY THE PARTIES WHEREBY SUCH HOLDERS COULD RECEIVE EITHER THE OFFER PRICE (AS DEFINED HEREIN) OR AN EQUIVALENT VALUE FOR SUCH HOLDERS' LIMITED PARTNERSHIP INTERESTS BY EXCHANGING SUCH INTERESTS ON A TAX EFFICIENT BASIS FOR SIMON PROPERTY GROUP, L.P. LIMITED PARTNERSHIP INTERESTS AND/OR SECURITIES OF CERTAIN AFFILIATES OF WESTFIELD AMERICA, INC. ALTHOUGH THEY ARE OPEN TO DISCUSSING VARIOUS POTENTIAL TRANSACTIONS WITH THE HOLDERS OF SUCH LIMITED PARTNERSHIP UNITS, NONE OF SIMON PROPERTY GROUP, INC., WESTFIELD AMERICA, INC. NOR THE PURCHASER HAS MADE OR IS MAKING AN OFFER TO EXCHANGE SUCH SECURITIES FOR ANY SECURITIES AT THIS TIME.
 ANY SUCH OFFER WOULD ONLY BE MADE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. HOLDERS OF LIMITED PARTNERSHIP INTERESTS IN THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP AND THE COMPANY'S SERIES A AND SERIES B PREFERRED STOCK ARE NOT ELIGIBLE TO RECEIVE THE OFFER PRICE OR OTHER CONSIDERATION IN CONNECTION WITH THE OFFER. THE PURCHASER RESERVES THE RIGHT TO AMEND THE OFFER (INCLUDING AMENDING THE NUMBER OF SHARES TO BE PURCHASED AND THE OFFER PRICE) UPON ENTERING INTO A MERGER AGREEMENT WITH TAUBMAN CENTERS, INC., OR TO NEGOTIATE A MERGER AGREEMENT WITH TAUBMAN CENTERS, INC. NOT INVOLVING A TENDER OFFER PURSUANT TO WHICH THE PURCHASER WOULD TERMINATE THE OFFER AND THE SHARES WOULD, UPON CONSUMMATION OF SUCH MERGER, BE CONVERTED INTO CASH AND/OR SECURITIES OF SIMON PROPERTY GROUP, INC., OR ITS AFFILIATES OR CERTAIN AFFILIATES OF WESTFIELD AMERICA, INC. IN SUCH AMOUNTS AS ARE NEGOTIATED BY SIMON PROPERTY GROUP, INC., WESTFIELD AMERICA, INC. AND TAUBMAN CENTERS, INC.
                            ------------------------

                                   IMPORTANT

    SHAREHOLDERS WHO HAVE ALREADY TENDERED SHARES PURSUANT TO THE OFFER AND WHO HAVE NOT WITHDRAWN SUCH SHARES NEED NOT TAKE ANY FURTHER ACTION TO RECEIVE THE INCREASED OFFER PRICE OF $20.00 PER SHARE IF SHARES ARE ACCEPTED AND PAID FOR BY THE PURCHASER PURSUANT TO THE OFFER, EXCEPT AS REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE IF SUCH PROCEDURE WAS UTILIZED.

    If you wish to tender all or any part of your Shares prior to the expiration of the Offer, you should either (1) complete and sign the original (BLUE) Letter of Transmittal or the revised (GRAY) Letter of Transmittal (or a facsimile thereof) in accordance with the instructions therein, have your signature thereon guaranteed if required by Instruction 1 thereto, mail or deliver the original (BLUE) Letter of Transmittal or the revised (GRAY) Letter of Transmittal (or a facsimile thereof) and any other required documents to the Depositary for the Offer and either deliver the certificates for such Shares to the Depositary for the Offer along with the original (BLUE) Letter of Transmittal or the revised (GRAY) Letter of Transmittal (or a facsimile thereof), deliver such Shares pursuant to the procedures for book-entry transfers set forth in Section 3 of the Offer to Purchase or, if applicable, deliver such Shares pursuant to the procedures for Shares held in the Taubman Centers, Inc. Direct Registration System set forth in Section 2 of this Supplement, or (2) request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you. If you have Shares registered in the name of a broker, dealer, commercial bank, trust company or other nominee, you must contact such broker, dealer, commercial bank, trust company or other nominee if you desire to tender your Shares.

    A shareholder who desires to tender Shares and whose certificates representing such Shares are not immediately available or who cannot comply with the procedures for book-entry transfer on a timely basis may tender such Shares by following the procedures for guaranteed delivery set forth in Section 3 of the Offer to Purchase.

    Any questions and requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers set forth on the back cover of this Supplement. Additional copies of the Offer to Purchase, this Supplement, the Letter of Transmittal, the Notice of Guaranteed Delivery and other related materials may be obtained from the Information Agent.

                               TABLE OF CONTENTS

                                                                         PAGE
                                                                         ----
    INTRODUCTION.......................................................     1

    THE OFFER..........................................................     7

       1.  AMENDED TERMS OF THE OFFER; EXPIRATION DATE.................     7

       2.  PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES.....     7

       3.  PRICE RANGE OF THE SHARES...................................     8

       4.  CERTAIN INFORMATION CONCERNING THE COMPANY..................     8

       5.  CERTAIN INFORMATION CONCERNING THE PURCHASER, SPG INC. AND
           WEA.........................................................     8

       6.  BACKGROUND OF THE OFFER; CONTACTS WITH THE COMPANY SINCE
           DECEMBER 5, 2002............................................    10

       7.  PURPOSE OF THE OFFER; PLANS FOR THE COMPANY; STATE
           ANTI-TAKEOVER LAWS..........................................    11

       8.  SOURCE AND AMOUNT OF FUNDS..................................    13

       9.  CERTAIN CONDITIONS TO THE OFFER.............................    14

      10.  CERTAIN LEGAL MATTERS; REQUIRED APPROVALS...................    15

      11.  CERTAIN FEES AND EXPENSES...................................    15

      12.  MISCELLANEOUS...............................................    16


SCHEDULE I
          DIRECTORS AND EXECUTIVE OFFICERS OF SIMON PROPERTY    I-1
             GROUP, INC.....................................
          DIRECTORS AND EXECUTIVE OFFICERS OF SIMON PROPERTY    I-7
             ACQUISITIONS, INC..............................
          DIRECTORS AND EXECUTIVE OFFICERS OF WESTFIELD         I-7
            AMERICA, INC....................................
          DIRECTORS AND EXECUTIVE OFFICERS OF WESTFIELD         I-9
             AMERICA MANAGEMENT LIMITED.....................
          DIRECTORS AND EXECUTIVE OFFICERS OF WESTFIELD        I-13
             HOLDINGS LIMITED...............................

To: All Holders of Shares of Common Stock of Taubman Centers, Inc.

                                  INTRODUCTION

    The information in this supplemental offer to purchase (this "Supplement") amends and supplements the Offer to Purchase dated December 5, 2002 (as amended and supplemented, the "Offer to Purchase") of Simon Property
Acquisitions, Inc., a Delaware corporation (including any successor thereto, the "Purchaser"). The Purchaser is a wholly owned subsidiary of Simon Property Group, Inc., a Delaware corporation ("SPG Inc."). SPG Inc. is the general partner and the owner of a majority of the equity interests of Simon Property Group, L.P., a Delaware limited partnership ("SPG L.P."). Pursuant to this Supplement, the Purchaser has increased the price of its offer to purchase all the outstanding shares of common stock, par value $.01 per share (the "Common Stock" or the "Shares"), of Taubman Centers, Inc., a Michigan corporation (the "Company"), to $20.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related revised Letter of Transmittal (which, together with any amendments or supplements thereto, constitute the "Offer"). The Purchaser is also extending the Expiration Date of the Offer to February 14, 2003.

    SPG Inc., Westfield America, Inc. ("WEA"), and the Purchaser have entered into an agreement, dated January 15, 2003 (the "Offer Agreement"), which provides, among other things, that (i) all decisions with respect to the Offer shall be made jointly by SPG Inc. and WEA and (ii) if the Offer is consummated, WEA (or its designated assignee) will acquire 50% of the Purchaser (or its designee) at a purchase price equal to 50% of the aggregate Offer Price paid by the Purchaser in the Offer, and SPG Inc. and WEA will jointly control the Shares purchased in the Offer.

    The purpose of the Offer is for SPG Inc. and WEA to acquire control of, and ultimately all the Common Stock of, the Company. If the Offer is consummated, SPG Inc. and WEA currently intend, as soon as practicable following the consummation of the Offer, to propose and seek to have the Company consummate a merger or similar business combination (the "Proposed Merger") with the Purchaser (or its designated assignee) pursuant to which each then outstanding Share (other than Shares held by the Purchaser, SPG Inc., WEA or their respective subsidiaries) would be converted into the right to receive an amount in cash per Share equal to the highest price per Share paid by the Purchaser pursuant to the Offer, without interest. The Offer is not being made for shares of Series A Cumulative Redeemable Preferred Stock, $.01 par value, of the Company (the "Series A Preferred Stock") or Series B Non-Participating Convertible Preferred Stock, $.001 par value, of the Company (the "Series B Preferred Stock"). Each outstanding share of Series A Preferred Stock and Series B Preferred Stock would remain outstanding following consummation of the Proposed Merger.

    To facilitate the Offer, SPG Inc. and the Purchaser filed a preliminary proxy statement on Schedule 14A with the Securities and Exchange Commission (the "Commission") on December 16, 2002 (the "Agent Designation Proxy Statement"), relating to the solicitation of agent designations from the Company's shareholders to provide for the calling of a special meeting of the Company's shareholders to (1) amend the Company's Restated Articles of Incorporation (as amended, the "Charter") to provide that the purchase by the Purchaser of all the Shares tendered pursuant to the Offer would not trigger the Company's Excess Share Provision (as defined below) and (2) urge the Board of Directors of the Company (the "Company Board") to pass a resolution approving the Offer in order to satisfy the Business Combination Condition if the Company Board opts into or the Company otherwise becomes subject to Chapter 7A (the "Michigan Business Combination Act") of the Michigan Business Corporation Act (the "MBCA"). The grant of an agent designation with respect to the Agent Designation Proxy Statement is not a condition to the tender of Shares into the Offer and is not being sought by means of the Offer to Purchase or this Supplement. Any solicitation of agent designations or proxies is being made only pursuant to the Agent Designation Proxy Statement in accordance with applicable securities laws.

    Except as otherwise expressly set forth in this Supplement or the revised Letter of Transmittal, all the terms and conditions previously set forth in the Offer to Purchase remain applicable in all respects to the Offer, and this Supplement and the revised Letter of Transmittal should be read in conjunction with the Offer to Purchase. Unless the context requires otherwise, capitalized terms not defined herein have the meanings ascribed to them in the Offer to Purchase.

    BY TENDERING SHARES INTO THE OFFER, THE COMPANY'S SHAREHOLDERS WILL EFFECTIVELY EXPRESS TO THE COMPANY BOARD AND THE TAUBMAN FAMILY THAT THEY WISH TO BE ABLE TO ACCEPT THE OFFER OR A SIMILAR TRANSACTION WITH SPG INC., WEA AND THEIR RESPECTIVE AFFILIATES. THIS DIRECTIVE TO THE COMPANY BOARD SHOULD ENCOURAGE ALL MEMBERS OF THE COMPANY BOARD, ACTING AS FIDUCIARIES FOR THE COMMON SHAREHOLDERS, TO NEGOTIATE WITH SPG INC., WEA AND THE PURCHASER AND/OR TO REMOVE ALL IMPEDIMENTS TO THE CONSUMMATION OF THE OFFER.

    THE TENDER OF SHARES INTO THE OFFER DOES NOT CONSTITUTE THE GRANT OF A PROXY, CONSENT, AGENT DESIGNATION OR AUTHORIZATION FOR OR WITH RESPECT TO ANY SPECIAL MEETING OF THE COMPANY'S SHAREHOLDERS. THE OFFER DOES NOT CONSTITUTE A SOLICITATION OF PROXIES OR AGENT DESIGNATIONS FOR ANY MEETING OF THE COMPANY'S SHAREHOLDERS. ANY SUCH SOLICITATION WHICH THE PURCHASER, SPG INC., WEA OR ANY OF THEIR RESPECTIVE SUBSIDIARIES MIGHT SEEK WILL BE MADE ONLY PURSUANT TO SEPARATE PROXY SOLICITATION MATERIALS COMPLYING WITH THE REQUIREMENTS OF SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934, AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

    PROCEDURES FOR TENDERING ARE SET FORTH IN SECTION 3 OF THE OFFER TO PURCHASE AND SECTION 2 OF THIS SUPPLEMENT. TENDERING SHAREHOLDERS MAY USE EITHER THE ORIGINAL (BLUE) LETTER OF TRANSMITTAL AND THE ORIGINAL (YELLOW) NOTICE OF GUARANTEED DELIVERY PREVIOUSLY DISTRIBUTED WITH THE OFFER TO PURCHASE OR THE REVISED (GRAY) LETTER OF TRANSMITTAL AND THE REVISED (BEIGE) NOTICE OF GUARANTEED DELIVERY DISTRIBUTED WITH THIS SUPPLEMENT.

    SHAREHOLDERS WHO HAVE ALREADY TENDERED SHARES PURSUANT TO THE OFFER USING THE PREVIOUSLY DISTRIBUTED (BLUE) LETTER OF TRANSMITTAL OR (YELLOW) NOTICE OF GUARANTEED DELIVERY AND WHO HAVE NOT WITHDRAWN SUCH SHARES NEED NOT TAKE ANY FURTHER ACTION IN ORDER TO RECEIVE THE INCREASED OFFER PRICE OF $20.00 PER SHARE IF SHARES ARE ACCEPTED FOR PAYMENT AND PAID FOR BY THE PURCHASER PURSUANT TO THE OFFER, EXCEPT AS MAY BE REQUIRED BY THE GUARANTEED DELIVERY PROCEDURE IF SUCH PROCEDURE WAS UTILIZED.

    SPG INC., WEA AND THE PURCHASER ARE SEEKING TO NEGOTIATE WITH THE COMPANY WITH RESPECT TO THE COMBINATION OF THE COMPANY WITH THE PURCHASER. SPG INC. AND WEA ARE WILLING TO ALLOW HOLDERS OF LIMITED PARTNERSHIP INTERESTS IN THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP, INCLUDING THE TAUBMAN FAMILY, TO RETAIN THEIR ECONOMIC INTEREST IN THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP OR, AT SUCH HOLDERS' OPTION, TO PARTICIPATE IN A POTENTIAL TRANSACTION ON MUTUALLY ACCEPTABLE TERMS TO BE AGREED TO BY THE PARTIES WHEREBY SUCH HOLDERS COULD RECEIVE

EITHER THE OFFER PRICE (AS DEFINED HEREIN) OR AN EQUIVALENT VALUE FOR SUCH HOLDERS' LIMITED PARTNERSHIP INTERESTS BY EXCHANGING SUCH INTERESTS ON A TAX EFFICIENT BASIS FOR SPG L.P. LIMITED PARTNERSHIP INTERESTS AND/OR SECURITIES OF CERTAIN AFFILIATES OF WEA. ALTHOUGH THEY ARE OPEN TO DISCUSSING VARIOUS POTENTIAL TRANSACTIONS WITH HOLDERS OF SUCH LIMITED PARTNERSHIP UNITS, NONE OF SPG INC., WEA NOR THE PURCHASER HAS MADE OR IS MAKING AN OFFER TO EXCHANGE SUCH SECURITIES FOR ANY SECURITIES AT THIS TIME. ANY SUCH OFFER WOULD ONLY BE MADE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS. HOLDERS OF LIMITED PARTNERSHIP INTERESTS IN THE TAUBMAN REALTY GROUP LIMITED PARTNERSHIP AND THE COMPANY'S SERIES A AND SERIES B PREFERRED STOCK ARE NOT ELIGIBLE TO RECEIVE THE OFFER PRICE OR OTHER CONSIDERATION IN CONNECTION WITH THE OFFER. THE PURCHASER RESERVES THE RIGHT TO AMEND THE OFFER (INCLUDING AMENDING THE NUMBER OF SHARES TO BE PURCHASED AND THE OFFER PRICE) UPON ENTERING INTO A MERGER AGREEMENT WITH THE COMPANY OR TO NEGOTIATE A MERGER AGREEMENT WITH THE COMPANY NOT INVOLVING A TENDER OFFER PURSUANT TO WHICH THE PURCHASER WOULD TERMINATE THE OFFER AND THE SHARES WOULD, UPON CONSUMMATION OF SUCH MERGER, BE CONVERTED INTO CASH AND/OR SECURITIES OF SPG INC., ITS AFFILIATES OR CERTAIN AFFILIATES OF WEA IN SUCH AMOUNTS AS ARE NEGOTIATED BY SPG INC., WEA AND THE COMPANY.

CERTAIN CONDITIONS TO THE OFFER

    The Offer is subject to the fulfillment of certain conditions, including the following: (1) the Minimum Tender Condition, (2) the Excess Share Condition,
(3) the Control Share Condition and (4) the Business Combination Condition, each of which is described in the Offer to Purchase. See Section 9 of this Supplement and the Introduction and Sections 1 and 14 of the Offer to Purchase for more information.

    MINIMUM TENDER CONDITION. Consummation of the Offer is conditioned upon there being validly tendered and not withdrawn prior to the expiration of the Offer such number of Shares that represents, together with Shares owned by the Purchaser, SPG Inc., WEA or any of their respective subsidiaries, at least two-thirds ( 2/3) of the total voting power of the Company. According to the Taubman Family Schedule 13D, the Taubman family purportedly holds or controls a 33.6% voting stake in the Company that may affect the satisfaction of the Minimum Tender Condition. SPG Inc., WEA and the Purchaser believe that the Company Board (or a committee of its directors independent of the holders of Series B Preferred Stock), acting as fiduciaries for the common shareholders, could and should take all necessary actions to afford the holders of Shares the ability to satisfy the Minimum Tender Condition, and SPG Inc., WEA and the Purchaser hereby request that they take such action. SPG Inc. and the Purchaser also have commenced litigation challenging the legality of the voting rights of the Series B Preferred Stock and the New 3% Shares held or controlled by the Taubman family and the ability of the Taubman family to vote these shares in order to increase the likelihood that the holders of Shares will be able to satisfy the Minimum Tender Condition.

    According to the Company's public filings, as of December 16, 2002 there were issued and outstanding (i) 52,207,756 shares of Common Stock,
(ii) 31,767,066 shares of Series B Preferred Stock, which shares are convertible into shares of Common Stock at a rate of one share of Common Stock for each 14,000 shares of Series B Preferred Stock, in specified circumstances (any resulting fractional shares will be redeemed for cash), (iii) 7,097,979 partnership units of Taubman L.P. which have rights of conversion into 7,097,979 shares of Common Stock of the Company, and (iv) options to purchase 2,878,273 partnership units of Taubman L.P. Each outstanding option is currently exercisable, and, pursuant to the Charter, each unit holder who is issued a partnership unit of Taubman L.P. (whether upon exercise of an option or otherwise) shall also receive a share of Series B Preferred Stock for a purchase price of $.001 per share.

    Based on the information set forth in the Taubman Family Schedule 13D and the preliminary proxy statement filed by the Company on December 20, 2002, Mr. Robert S. Taubman and the Taubman family have the right to vote 26,784,060 shares of Series B Preferred Stock and 1,385,997 shares of Common Stock (excluding the 245,016 and 545,535 presently vested options granted to Mr. Robert S. Taubman and Mr. William S. Taubman, respectively). According to the Taubman Family Schedule 13D, if voting rights with respect to such shares are legal and valid, such shares represent approximately 33.6% of the Company's outstanding voting securities.

    The Minimum Number of Shares required to be validly tendered and not properly withdrawn is approximately 40,654,869 Shares, based on the foregoing, excluding the 11,000 Shares currently owned by SPG Inc. and the Purchaser and assuming (i) the voting rights with respect to the Taubman family's Series B Preferred Stock and the New 3% Shares are held to be invalid, as sought by the Purchaser in the Complaint, (ii) no shares of Common Stock have been issued in connection with any conversion of Series B Preferred Stock held or controlled by the Taubman family, (iii) conversion into 356 shares of Common Stock of all 4,983,006 shares of Series B Preferred Stock not held or controlled by the Taubman family, (iv) conversion into 7,097,979 shares of Common Stock of all 7,097,979 partnership units of Taubman L.P. which have rights of conversion,
(v) options to purchase 2,878,273 partnership units of Taubman L.P. are exercised and subsequently converted into Common Stock, and (vi) that since December 16, 2002 there have been no issuances of additional shares of Common Stock, Series B Preferred Stock or partnership units of Taubman L.P. (other than as described in clauses (iii), (iv) and (v) above), or of additional securities or rights convertible into or exercisable for Common Stock, Series B Preferred Stock or partnership units of Taubman L.P. Based on the foregoing and the assumptions set forth in clauses (ii)-(vi) above, but assuming instead that the Taubman family's Series B Preferred Stock and the New 3% Shares maintain their voting rights, the Minimum Number of Shares required to be validly tendered and not properly withdrawn would be greater than the number of Shares currently outstanding under the existing capital structure of the Company.

    Unless the shares of voting stock of the Company held or controlled by the Taubman family are voted in favor of removing the impediments to the consummation of the Offer, satisfaction of the Minimum Tender Condition requires that either (i) the veto power that the Taubman family purports to wield over the Offer is invalidated or (ii) the Company Board otherwise acts to remove impediments to the consummation of the Offer.

    EXCESS SHARE CONDITION. Consummation of the Offer is conditioned upon the Purchaser being satisfied, in its sole discretion, that the provisions of
Article III, Section 2, Subsection (d) of the Charter (the "Excess Share Provision") have been amended or waived in such manner that will permit the Purchaser to purchase all of the Shares tendered pursuant to the Offer without triggering the Excess Share Provision.

    Unless the shares of voting stock of the Company held or controlled by the Taubman family are voted in favor of removing the impediments to the consummation of the Offer, satisfaction of the Excess Share Condition requires that either (i) the veto power that the Taubman family purports to wield over the Offer is invalidated or (ii) the Company Board otherwise acts to remove the impediments to the consummation of the Offer.

    CONTROL SHARE CONDITION. Consummation of the Offer is conditioned upon full voting rights for all Shares to be acquired by the Purchaser pursuant to the Offer having been approved by the Company's shareholders under the Michigan Control Share Act or the Purchaser being satisfied, in its sole discretion, that the Michigan Control Share Act is invalid or otherwise inapplicable to the Shares to be acquired by the Purchaser in the Offer.

    On December 5, 2002, SPG Inc. and the Purchaser filed a preliminary proxy statement (the "Control Share Proxy Statement") with the Commission for a potential meeting of the Company's shareholders. The purpose of the meeting would be to allow the Company's shareholders to approve voting rights under the Michigan Control Share Act for Shares acquired by the Purchaser pursuant to the Offer.

    On December 11, 2002, the Company filed a Schedule 14D-9 with the Commission (as amended, the "Company Schedule 14D-9") announcing that the Company Board had made certain amendments to the Company's By-Laws on December 10, 2002 (the "December 10 By-Law Amendments"). The December 10 By-Law Amendments provide, among other things, that the Michigan Control Share Act does not apply to the Company. Accordingly, SPG Inc. and the Purchaser believe that, as of the current date, the Control Share Condition has been satisfied. Notwithstanding the foregoing, SPG Inc. and the Purchaser believe there is a possibility that the Company could, through a further amendment to its By-Laws, opt into the Michigan Control Share Act. If the Company, through a further amendment to its By-Laws or otherwise, again becomes subject to the requirements of the Michigan Control Share Act, the Control Share Condition will need to be satisfied again, and continue to be satisfied, before the Offer can be consummated. SPG Inc. and the Purchaser currently do not plan on requesting the meeting of the Company's shareholders as contemplated by the Control Share Proxy Statement unless the Company again becomes subject to the Michigan Control Share Act.

    BUSINESS COMBINATION CONDITION. Consummation of the Offer is conditioned upon the Purchaser being satisfied, in its sole discretion, that the Michigan Business Combination Act will not prohibit for any period of time, or impose any shareholder approval with respect to, the Proposed Merger or any other "Business Combination" (as defined in the Michigan Business Combination Act) involving the Company and the Purchaser or any other affiliate of SPG Inc.

    In the Company Schedule 14D-9, the Company disclosed, among other things, that the requirements of the Michigan Business Combination Act do not currently apply to it. As a result, SPG Inc. and the Purchaser believe that, as of the current date, the Business Combination Condition is satisfied. Nonetheless, in the Company Schedule 14D-9 the Company indicated its belief that the Company may at any time opt into the Michigan Business Combination Act through further action by the Company Board. It is possible that if the Company, through an action of the Company Board or otherwise, becomes subject to the requirements of the Michigan Business Combination Act, the Business Combination Condition will need to be satisfied again, and continue to be satisfied, before the Offer can be consummated.

    As discussed in the Offer to Purchase, SPG Inc. and the Purchaser believe that the issuance of the Series B Preferred Stock by the Company Board to the Taubman family for nominal consideration was illegal because the Series B Preferred Stock was issued in violation of the Company Board's fiduciary duties and without adequate disclosure or shareholder approval as required under Michigan law. SPG Inc. and the Purchaser have commenced litigation seeking to invalidate any voting rights with respect to certain shares of the Company's stock, including the Series B Preferred Stock, held or controlled by the Taubman family. In connection with the litigation, on December 26, 2002, SPG Inc. and the Purchaser filed a Memorandum of Law in Opposition to Defendants' Motion to Dismiss Count One of the Complaint in the United States District Court for the Eastern District of Michigan, in response to the Motion to Dismiss SPG Inc.'s and the Purchaser's First Claim for Relief for failure to state a claim under the Michigan Control Share Act, filed on December 16, 2002 by the Company, the Company Board and certain members of the Taubman family. On December 27, 2002, SPG Inc. and the Purchaser filed an amended complaint (the "Amended Complaint") in the United States District Court for the Eastern District of Michigan against the Company, the Company Board and certain members of the Taubman family which, among other things, added a claim that the amendment to the Company's By-Laws adopted by the Company Board on December 20, 2002 (the "December 20 By-Law Amendments"), purporting to eliminate the right of the holders of 25% of the outstanding voting shares of the Company to call a special meeting and set the date thereof, should be declared null, void and of no further force and effect. The Amended Complaint alleges that the December 20 By-Law Amendments have the purpose and effect of interfering with the shareholder franchise and constitutes an inequitable manipulation of the corporate machinery and a breach of the Company Board's fiduciary duties. The litigation is currently pending and the Court has not yet made a determination as to any of the claims of SPG Inc. and the Purchaser.

    On January 15, 2003, SPG Inc. and WEA announced that SPG Inc., WEA and the Purchaser had entered into the Offer Agreement and that WEA had joined in the Offer under and on the terms of the Offer Agreement. On that same day, SPG Inc. issued a press release announcing that the Offer Price was increased to $20.00, that the Expiration Date of the Offer was extended to February 14, 2003, and that unless two-thirds ( 2/3) of the outstanding Common Stock, or 34,805,171 Shares (based on the number of Shares outstanding as of December 16, 2002), were tendered and not withdrawn prior to midnight on February 14, 2003, SPG Inc. and WEA will withdraw the Offer and terminate their efforts to acquire the Company. Notwithstanding any success by SPG Inc. and WEA in obtaining tenders of two-thirds ( 2/3) of the Shares, the conditions to the Offer have not changed and the Offer is still subject to satisfaction or waiver of the Minimum Tender Condition (which, as described above, requires tenders of Shares representing at least two-thirds ( 2/3) of the total voting power of the Company) and the other conditions set forth in the Offer to Purchase.

    CERTAIN OTHER CONDITIONS TO THE CONSUMMATION OF THE OFFER ARE DESCRIBED IN THE INTRODUCTION, SECTION 14 OF THE OFFER TO PURCHASE AND SECTION 9 OF THE SUPPLEMENT. THE PURCHASER RESERVES THE RIGHT (SUBJECT TO THE APPLICABLE RULES AND REGULATIONS OF THE COMMISSION) TO AMEND OR WAIVE ANY ONE OR MORE OF THE TERMS AND CONDITIONS OF THE OFFER AT ANY TIME OR FROM TIME TO TIME PRIOR TO THE EXPIRATION DATE. SEE SECTION 9 OF THIS SUPPLEMENT AND THE INTRODUCTION AND SECTIONS 1, 11 AND 14 OF THE OFFER TO PURCHASE FOR MORE INFORMATION.

    THE OFFER TO PURCHASE, THE ORIGINAL LETTER OF TRANSMITTAL, THIS SUPPLEMENT AND THE REVISED LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ CAREFULLY BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER.

                                   THE OFFER

1.  AMENDED TERMS OF THE OFFER; EXPIRATION DATE.

    The discussion set forth in Section 1 of the Offer to Purchase is hereby amended and supplemented as follows:

    The price per Share to be paid pursuant to the Offer has been increased from $18.00 per Share to $20.00 per Share, net to the seller in cash, without interest thereon (the "Offer Price"). All shareholders whose Shares are validly tendered and not withdrawn and accepted for payment pursuant to the Offer (including Shares tendered prior to the date of this Supplement) will receive the increased price. The term "Expiration Date" means 12:00 midnight, New York City time, on February 14, 2003, unless and until the Purchaser, in its sole discretion, extends the period of time for which the Offer is open, in which event the term "Expiration Date" means the time and date at which the Offer, as so extended by the Purchaser, will expire.

    This Supplement, the revised (GRAY) Letter of Transmittal and all other relevant materials will be mailed to record holders of Shares and will be furnished to brokers, dealers, banks, trust companies and similar persons whose names, or the names of whose nominees, appear on the Company's shareholder lists, or, if applicable, who are listed as participants in a clearing agency's security position listing for subsequent transmittal to beneficial owners of Shares.

2.  PROCEDURES FOR ACCEPTING THE OFFER AND TENDERING SHARES.

    The discussion set forth in Section 3 of the Offer to Purchase is hereby amended and supplemented as follows:

    SHARES HELD IN THE TAUBMAN CENTERS, INC. DIRECT REGISTRATION SYSTEM. If a shareholder wants to tender Shares in its account under the Taubman
Centers, Inc. Direct Registration System ("DRS"), such shareholder must:

        (1) complete the box in the revised Letter of Transmittal entitled "Tender of Shares Held in the Taubman Centers, Inc. Direct Registration System" by choosing the option to tender all of the Shares in its DRS account or the option to tender a specific number of the Shares in its DRS account (if such shareholder checks more than one box, does not check a box, or if such shareholder checks the second box but does not indicate a number of Shares, it will be assumed that all Shares held in such shareholder's account under the DRS are being tendered);

        (2) indicate the number of Shares being tendered from such shareholder's DRS account in the box in the revised Letter of Transmittal entitled "Description of Shares Being Tendered."

    If a shareholder tenders its Shares held in a DRS account, all such Shares credited to such shareholder's DRS account, including fractional shares, will be tendered, unless otherwise specified in the box in the revised Letter of Transmittal entitled "Tender of Shares Held in the Taubman Centers, Inc. Direct Registration System."

3.  PRICE RANGE OF THE SHARES.

    The discussion set forth in Section 6 of the Offer to Purchase is hereby amended and supplemented as follows:

    The following table sets forth, for the periods indicated, the reported high and low closing prices for the Shares on the NYSE as reported by the PR
Newswire:

                                                                 COMMON STOCK
                                                              -------------------
                                                                HIGH       LOW
                                                              --------   --------
2002:
  Fourth Quarter............................................   $ 16.99    $ 12.58
2003:
  First Quarter (through January 14, 2003)..................   $ 16.29    $ 15.94

    On October 15, 2002, the last trading day prior to SPG Inc.'s private communication to the Company expressing its interest in pursuing a business combination, the closing price of a share of Common Stock on the NYSE was $13.32 per share. On January 14, 2003, the last trading day prior to the announcement of the increase in the Offer Price and the execution of the Offer Agreement among SPG Inc., WEA and the Purchaser, the closing price of a share of Common Stock on the NYSE was $15.94 per share. SHAREHOLDERS ARE URGED TO OBTAIN A CURRENT MARKET QUOTATION FOR THE SHARES.

4.  CERTAIN INFORMATION CONCERNING THE COMPANY.

    The discussion set forth in the first paragraph of Section 8 of the Offer to Purchase is hereby amended and supplemented as follows:

    The information concerning the Company contained in this Offer to Purchase has been taken from or based upon publicly available documents and records on file with the Commission and other public sources and is qualified in its entirety by reference thereto. None of the Purchaser, SPG Inc., WEA, their respective affiliates, the Dealer Manager, the Information Agent or the Depositary has received any representations from the Company regarding any information contained in such documents or records or the completeness or accuracy of any such information, and none of the Purchaser, SPG Inc., WEA, their respective affiliates, the Dealer Manager, the Information Agent or the Depositary generally has access to a means of obtaining independently verified information, or themselves verifying any such information, concerning the Company. None of the Purchaser, SPG Inc., WEA, their respective affiliates, the Dealer Manager, the Information Agent or the Depositary take responsibility for the accuracy or completeness of the information contained in such documents and records, or for any failure by the Company to disclose events which may have occurred or may affect the significance or accuracy of any such information but which are unknown to the Purchaser, SPG Inc., WEA, their respective affiliates, the Dealer Manager, the Information Agent or the Depositary, except to the extent required by law.

5.  CERTAIN INFORMATION CONCERNING THE PURCHASER, SPG INC. AND WEA.

    The discussion set forth in Section 9 of the Offer to Purchase is hereby amended and supplemented as follows:

    WEA is a real estate investment trust specializing in enclosed shopping centers. WEA has interests in 63 major shopping centers in the United States branded as "Westfield Shoppingtowns." WEA's portfolio of Westfield Shoppingtowns includes clusters of shopping centers in major markets in the East Coast, Midwest and West Coast. WEA has shopping centers in 14 states, comprising
64.0 million square feet of retail space. WEA's principal executive offices are located at 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025, and its telephone number is (310) 478-4456.

    WEA is controlled by Westfield America Trust, an Australian publicly traded unit trust. Westfield America Trust is listed on the Australian Stock Exchange and is currently the second largest property trust listed on the Australian Stock Exchange. Westfield America Trust's sole investment is a 74.7% economic interest in WEA. Westfield America Trust's principal executive offices are located at Level 24, Westfield Towers, 100 William Street, Sydney NSW 2011, Australia.

    Westfield America Management Limited ("WAML") is the responsible entity and trustee of Westfield America Trust. WAML's principal executive offices are located at Level 24, Westfield Towers, 100 William Street, Sydney NSW 2011, Australia. WAML is a wholly owned subsidiary of Westfield Holdings Limited, an Australian company listed on the Australian Stock Exchange. Westfield Holding Limited's principal executive offices are located at Level 24, Westfield Towers, 100 William Street, Sydney NSW 2011, Australia.

    Solely for U.S. securities laws purposes, Westfield Holdings Limited may be deemed to be a controlling person of WAML. References to "controlling" and "controlling person" are made herein solely with respect to U.S. securities laws and are not intended to refer or apply in any respect to Australian legal matters.

    Interests associated with the Lowy family own 28.13% of the outstanding shares of Westfield Holdings Limited. In addition, Frank P. Lowy is the Chairman of the Westfield Holdings Limited Board and David H. Lowy, Steven M. Lowy and Peter S. Lowy are directors of Westfield Holdings Limited.

    Because the consideration offered consists solely of cash, the Offer is not subject to any financing condition and the Offer is for all of the outstanding Shares, the Purchaser believes that the financial condition of the Purchaser, SPG Inc., WEA and their respective affiliates is not material to a decision by a holder of Shares whether to sell, tender or hold Shares pursuant to the Offer.

    The name, business address and telephone number, citizenship, present principal occupation and employment history of each of the directors and executive officers of SPG Inc., WEA and the Purchaser are set forth in
Schedule I of this Offer to Purchase.

    Except as set forth elsewhere in this Offer to Purchase (including
Schedule I hereto), (i) none of the Purchaser, SPG Inc. or WEA or, to the knowledge of the Purchaser, SPG Inc. or WEA, any of the persons listed in
Schedule I hereto or any associate or majority owned subsidiary of SPG Inc. or WEA or of any of the persons so listed, beneficially owns or has a right to acquire any Shares or any other equity securities of the Company and (ii) none of the Purchaser, SPG Inc. or WEA or, to the knowledge of the Purchaser, SPG Inc. or WEA, any of the persons or entities referred to in clause (i) above or any of their executive officers, directors or subsidiaries, has effected any transaction in the Shares or any other equity securities of the Company during the past 60 days.

    Except as set forth in this Offer to Purchase, (i) none of the Purchaser, SPG Inc. or WEA or, to the knowledge of the Purchaser, SPG Inc. or WEA, any of the persons listed on Schedule I hereto, has any contract, arrangement, understanding or relationship with any other person with respect to any securities of the Company and (ii) during the two years prior to the date of this Offer to Purchase, there have been no transactions that would require reporting under the rules and regulations of the Commission between Purchaser, SPG Inc. or WEA or any of SPG Inc.'s or WEA's respective subsidiaries or, to the knowledge of Purchaser, SPG Inc. or WEA, any of the persons listed in
Schedule I hereto, on the one hand, and the Company or any of its executive officers, directors and/or affiliates, on the other hand.

    Except as set forth in this Offer to Purchase, during the two years prior to the date of this Offer to Purchase, there have been no contracts, negotiations or transactions between Purchaser, SPG Inc. or WEA or any of SPG Inc.'s or WEA's respective subsidiaries or, to the knowledge of Purchaser, SPG Inc. or WEA, any of the persons listed in Schedule I hereto, on the one hand, and the Company or its affiliates, on the other hand, concerning a merger, consolidation or acquisition, a tender offer or other acquisition of securities, an election of directors or a sale or other transfer of a material amount of assets.

    None of the Purchaser, SPG Inc., WEA or the persons listed in Schedule I has, during the past five years, been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). None of the Purchaser, SPG Inc., WEA or the persons listed in Schedule I has, during the past five years, been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

6.  BACKGROUND OF THE OFFER; CONTACTS WITH THE COMPANY SINCE DECEMBER 5, 2002.

    The discussion set forth in Section 10 of the Offer to Purchase is hereby amended and supplemented as follows:

    On December 5, 2002, the Purchaser commenced the Offer and filed the Control Share Proxy Statement with the Commission calling for a potential shareholder meeting under the Michigan Control Share Act to allow the Company's shareholders to approve voting rights for the Shares that the Purchaser is seeking to purchase in the Offer.

    On December 11, 2002, the Company filed the Company Schedule 14D-9 with the Commission announcing that the Company Board recommended that the Company's shareholders reject the Offer and not tender their Shares pursuant to the Offer. The Company Schedule 14D-9 also announced the December 10 By-Law Amendments.
SPG Inc. and the Purchaser believe that the Company adopted the December 10 By-Law Amendments opting out of the Michigan Control Share Act to avoid a shareholder referendum on the Offer.

    On December 16, 2002, SPG Inc. and the Purchaser filed the Agent Designation Proxy Statement with the Commission relating to the solicitation of agent designations from the Company's shareholders to provide for the calling of a special meeting of the Company's shareholders. On December 16, 2002, SPG Inc. and the Purchaser filed Amendment No. 1 to the Schedule TO announcing that certain conditions to the Offer, based on information disclosed by the Company in the Company Schedule 14D-9, had been satisfied as of that date.

    On December 20, 2002, the Company filed a preliminary solicitation statement with the Commission and announced that the Company had made additional amendments to the By-Laws relating to the timing and procedures to call a special meeting of the Company's shareholders. SPG Inc. and the Purchaser believe that the Company adopted the December 20 By-Law Amendments in order to impede SPG Inc.'s and the Purchaser's ability to call a special meeting of the Company's shareholders.

    On December 30, 2002, SPG Inc. and the Purchaser filed an amended complaint in the United States District Court for the Eastern District of Michigan against the Company, the Company Board and certain members of the Taubman family, which, among other things, challenges the validity of the December 20 By-Law Amendments.

    In 2002, SPG Inc., WEA and The Rouse Company acquired certain mall assets from Rodamco North America, N.V. As a result of that transaction, SPG Inc. and WEA own certain assets in partnership and have developed a business relationship. In January 2003, SPG Inc. and WEA held discussions concerning the terms on which WEA might participate in the Offer. These discussions culminated in the execution on January 15, 2003 by SPG Inc., WEA and the Purchaser of the Offer Agreement, pursuant to which the parties agreed, among other things, that if the Offer is successful,

WEA would participate in the Offer by acquiring 50% of the Purchaser for a purchase price equal to 50% of the aggregate Offer Price paid by the Purchaser in the Offer.

    On January 15, 2003, SPG Inc. and WEA announced that SPG Inc., WEA and the Purchaser had entered into the Offer Agreement and that WEA had joined in the Offer under and on the terms of the Offer Agreement. On that same day, SPG Inc. issued a press release announcing that the Offer Price was increased to $20.00, that the Expiration Date of the Offer was extended to February 14, 2003, and that unless two-thirds ( 2/3) of the outstanding Common Stock, or 34,805,171 Shares (based on the number of Shares outstanding as of December 16, 2002), were tendered and not withdrawn prior to midnight on February 14, 2003, SPG Inc. and WEA will withdraw the Offer and terminate their efforts to acquire the Company. Notwithstanding any success by SPG Inc. and WEA in obtaining tenders of two-thirds ( 2/3) of the Shares, the conditions to the Offer have not changed and the Offer is still subject to satisfaction or waiver of the Minimum Tender Condition (which, as described above, requires tenders of Shares representing at least two-thirds ( 2/3) of the total voting power of the Company) and the other conditions set forth in the Offer to Purchase.

    The discussion set forth under the caption "TRANSACTIONS WITH THE COMPANY" in Section 10 of the Offer to Purchase is hereby amended and supplemented as follows:

    Certain affiliates of SPG Inc., WEA and the Company, along with certain other entities, were members in MerchantWired, LLC, a limited liability company formed for the purpose of providing high speed broad band networks to retailers for retail stores throughout the United States. As of September 2002, the members of MerchantWired elected to discontinue operations.

7.  PURPOSE OF THE OFFER; PLANS FOR THE COMPANY; STATE ANTI-TAKEOVER LAWS.

    The discussion set forth under the caption "GENERAL" in Section 11 of the Offer to Purchase is hereby amended and supplemented as follows:

    The purpose of the Offer is for SPG Inc. and WEA to acquire control of, and ultimately all the Common Stock of, the Company. If the Offer is consummated, SPG Inc. and WEA currently intend, as soon as practicable following the consummation of the Offer, to propose and seek to have the Company consummate a merger or similar business combination (the "Proposed Merger") with the Purchaser (or its designated assignee) pursuant to which each then outstanding Share (other than Shares held by the Purchaser, SPG Inc., WEA or their respective subsidiaries) would be converted into the right to receive an amount in cash per Share equal to the highest price per Share paid by the Purchaser pursuant to the Offer, without interest. However, certain provisions of the MBCA, the Charter and the By-Laws may impede the ability of the Purchaser to obtain control of the Company and to consummate the Proposed Merger. Accordingly, the timing and details of the Proposed Merger will depend on a variety of factors and legal requirements, the actions of the Company Board, the number of Shares acquired by the Purchaser pursuant to the Offer and whether the Minimum Tender Condition, the Excess Share Condition, the Control Share Condition, the Business Combination Condition and the other conditions to the Offer set forth in the Introduction and Section 14 of the Offer to Purchase have been satisfied.

    At the effective time of the Proposed Merger, each Share that is issued and outstanding immediately prior to the effective time of the Proposed Merger (other than Shares owned by the Purchaser, SPG Inc. or WEA or their respective subsidiaries) would be converted into an amount in cash equal to the highest price per Share paid in the Offer. Each outstanding share of Series A Preferred Stock and Series B Preferred Stock would remain outstanding following consummation of the Proposed Merger.

    The Purchaser, SPG Inc. and WEA currently intend to pursue the Proposed Merger following consummation of the Offer. The Purchaser, however, reserves the right to amend the terms of the

Proposed Merger or to pursue an alternative second-step business combination transaction involving the Company in which the Shares not owned by the Purchaser, SPG Inc., WEA or their respective subsidiaries would be converted into securities or consideration, or exchanged for cash.

    SPG Inc. and WEA intend, following consummation of the Offer, to allocate economic interests in, responsibility for, and management of, the Company's properties (subject to existing contractual rights and limitations) and the Company's interest therein, on a basis to be agreed, and will negotiate mutually agreeable arrangements implementing such allocation.

    The discussion set forth in the penultimate paragraph of Section 11 of the Offer to Purchase is hereby amended and supplemented as follows:

    OTHER. The Purchaser reserves the right to purchase, following the consummation or termination of the Offer, additional Shares in the open market, in privately negotiated transactions, in another tender offer or exchange offer or otherwise. In addition, in the event that the Purchaser decides not to pursue the Proposed Merger, the Purchaser will evaluate its other alternatives after the expiration or consummation of the Offer. Such alternatives could include proposing a merger on terms other than those described above, purchasing additional Shares in the open market, in privately negotiated transactions, in another tender offer or exchange offer or otherwise, or taking no further action to acquire additional Shares. Any additional purchases of Shares after the expiration or consummation of the Offer could be at a price greater or less than the price to be paid for Shares in the Offer and could be for cash or other consideration. Alternatively, the Purchaser, SPG Inc., WEA or any of their respective affiliates may sell or otherwise dispose of any or all Shares acquired pursuant to the Offer or otherwise. Each such transaction may be effected on terms and at prices then determined by such entity, which may vary from the terms and price in the Offer.

    None of SPG, Inc., WEA nor the Purchaser has made or is making an offer to sell, or a solicitation of an offer to buy, any securities of SPG, Inc. or the Purchaser at this time. None of SPG, Inc., WEA nor the Purchaser has made or is making an offer to exchange any of their securities for any securities at this time. Any such offer would only be made in accordance with applicable securities laws. Holders of The Taubman Realty Group Limited Partnership interests and the Company's Series A or Series B Preferred Stock are not eligible to receive the Offer Price or other consideration in connection with the Offer.

    The discussion set forth in Section 11 of the Offer to Purchase is hereby amended and supplemented as follows:

    On December 5, 2002, SPG Inc. and the Purchaser filed the Control Share Proxy Statement with the Commission for a potential meeting of the Company's shareholders. The purpose of the meeting would be to allow the Company's shareholders to approve voting rights for Shares acquired by the Purchaser pursuant to the Offer. On December 11, 2002, the Company filed the Company
Schedule 14D-9 with the Commission in which it disclosed that it had amended its By-Laws on December 10, 2002 to opt out of Section 7B of the Michigan Business Corporation Act. Notwithstanding the foregoing, SPG Inc. and the Purchaser believe there is a possibility that the Company could, through a further amendment to its By-Laws, opt in to Section 7B of the Michigan Business Corporation Act. SPG Inc. and the Purchaser currently do not plan to request the meeting of the Company's shareholders as contemplated by the Control Share Proxy Statement unless the Company again becomes subject to Section 7B of the Michigan Business Corporation Act.

    In connection with the Offer, SPG Inc. and the Purchaser filed the Agent Designation Proxy Statement with the Commission on December 16, 2002, relating to the solicitation of agent designations from the Company's shareholders to provide for the calling of a special meeting of the Company's shareholders to
(1) amend the Company's Charter to provide that the purchase by the Purchaser of all the Shares tendered pursuant to the Offer would not trigger the Excess Share Provision and (2) urge the Company Board to pass a resolution approving the Offer in order to satisfy the Business Combination Condition if the Company Board opts into or the Company otherwise becomes subject to the Michigan Business Combination Act. The grant of an agent designation with respect to the Agent Designation Proxy Statement is not a condition to the tender of Shares into the Offer.

    On January 15, 2003, SPG Inc., WEA and the Purchaser entered into the Offer Agreement, pursuant to which SPG Inc. and WEA have agreed, among other things,
(i) that all decisions with respect to the Offer shall be made jointly by SPG Inc. and WEA, (ii) that following the consummation of the Offer, WEA (or its designated assignee) will acquire 50% of the Purchaser (or its designee) at a purchase price equal to 50% of the aggregate Offer Price paid by the Purchaser in the Offer and (iii) that SPG Inc. and WEA intend, following consummation of the Offer, to allocate economic interests in, responsibility for, and management of, the Company's properties (subject to existing contractual rights and limitations) and the Company's interest therein, on a basis to be agreed, and will negotiate mutually agreeable arrangements implementing such allocation.

8.  SOURCE AND AMOUNT OF FUNDS.

    The discussion set forth in Section 12 of the Offer to Purchase is hereby amended and supplemented as follows:

    As a result of the increase in the Offer Price, the Purchaser estimates that the total amount of funds required to acquire the outstanding Shares pursuant to the Offer and to pay related fees and expenses will be approximately $1.268 billion (assuming (i) all Shares not owned by the Purchaser, SPG Inc., WEA or their respective subsidiaries are tendered, (ii) exercise of all options to acquire partnership units of Taubman L.P., and subsequent conversion into Common Stock, (iii) conversion into Common Stock of all other partnership units of Taubman L.P. which have rights of conversion and (iv) no issuances of Common Stock in connection with any conversion of Series B Preferred Stock).

    SPG L.P. will provide the Purchaser with sufficient funds to purchase all Shares that are tendered and not withdrawn in the Offer. SPG L.P. has possession of, or has or will have available to it, sufficient funds to fund the purchase by the Purchaser of all of these Shares pursuant to the Offer. SPG L.P. intends to obtain the necessary funds from available cash, working capital, available borrowings under the Credit Facility (as defined below) and/or one or more new credit facilities on terms and conditions to be determined. The "Credit Facility" means SPG L.P.'s existing Third Amended and Restated Credit Agreement, dated as of April 16, 2002, among SPG L.P., the Lenders named therein, the Co-Agents named therein, UBS AG, Stamford Branch, as Payment and Disbursement Agent, JPMorgan Securities Inc. as Joint Lead Arranger and Joint Book Manager and Banc of America Securities LLC as Joint Lead Arranger and Joint Book Manager and Commerzbank AG as Documentation Agent and J.P. Morgan Chase Bank as Joint Syndication Agent and Banc of America, N.A. as Joint Syndication Agent and Citicorp Real Estate, Inc. as Joint Syndication Agent, in the aggregate principal amount of $1.25 billion. The Credit Facility (i) bears an interest rate of LIBOR plus 65 basis points and provides for variable pricing based upon SPG L.P.'s credit rating, (ii) expires on April 16, 2005 unless SPG L.P., at its option, renews the facility for an additional 12 months provided no default has occurred, (iii) is unsecured and (iv) contains customary representations and warranties, covenants, mandatory prepayment provisions and events of default. SPG L.P. expects to repay the borrowings under the Credit Facility out of cash from operations and the proceeds from other short- and long-term debt financings and/or equity issuances. The Purchaser currently does not have alternative financing arrangements in the event that it does not obtain financing under its primary financing plans.

    Pursuant to the Offer Agreement, WEA has agreed, following the consummation of the Offer, to acquire 50% of the Purchaser at a purchase price equal to 50% of the aggregate Offer Price paid by the Purchaser in the Offer. WEA has represented to SPG Inc. that it will have funds sufficient to pay for such equity interests.

    Westfield America Limited Partnership ("WALP") has obtained from Deutsche Bank AG, Cayman Islands Branch and UBS AG, Stamford Branch, a commitment letter, dated January 15, 2003, providing for a credit facility (the "WALP Credit Facility") in an aggregate amount of up to $550 million. WALP will provide WEA or its designated assignee with sufficient funds to acquire 50% of the Purchaser (or its designee) upon completion of the Offer. WEA will unconditionally guarantee all obligations under the WALP Credit Facility. The WALP Credit Facility has a term of six months and will be subject to two six-month extensions upon satisfaction of customary conditions. The WALP Credit Facility will bear interest at a rate of LIBOR plus 2.50% during the initial six-month term, 3.00% during the first extension period, or 3.50% during the second extension period. The WALP Credit Facility will be secured by a pledge of the equity of the WEA subsidiary acquiring the interest in the Purchaser and will contain customary representations and warranties, covenants, voluntary and mandatory repayment provisions and events of default. WALP expects to repay the borrowings under the WALP Credit Facility out of cash from operations, the proceeds from other short- and long-term debt financings, joint venture equity, asset sales and/or issuances of securities. WEA currently does not have alternative financing arrangements in the event that it does not obtain financing under its primary financing plans.

    THE OFFER IS NOT CONDITIONED ON ANY OF THE PURCHASER, SPG INC., WEA OR SPG L.P. OBTAINING FINANCING.

9.  CERTAIN CONDITIONS TO THE OFFER.

    The discussion set forth on Section 14 of the Offer to Purchase is hereby amended and supplemented to change all references to "SPG Inc." to "SPG Inc. or WEA" and to make all grammatical changes in connection therewith as the context requires.

    The discussion set forth in the penultimate paragraph of Section 14 of the Offer to Purchase is hereby amended and supplemented as follows:

    The foregoing conditions are for the sole benefit of the Purchaser and may be asserted by the Purchaser regardless of the circumstances (including any action or inaction by the Purchaser) giving rise to any such conditions and may be waived by the Purchaser in whole or in part at any time and from time to time prior to the Expiration Date, in each case, in the exercise of the sole discretion of the Purchaser. The failure by the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time. Any determination by the Purchaser concerning any condition described in this Section 14 shall be final and binding on all parties. A public announcement may be made of a material change in, or waiver of, such conditions and the Offer may, in certain circumstances, be extended in connection with any such change or waiver.

    The discussion set forth in Subsection (3) of Section 14 of the Offer to Purchase is hereby amended and supplemented as follows:

    (3) the Purchaser shall become aware of any change that has or will have occurred (or any development that has or will have occurred involving prospective changes) in the business, assets, liabilities, condition (financial or otherwise), prospects or results of operations of the Company or any of its subsidiaries that has, or could reasonably be expected to have, in the sole discretion of the Purchaser made on a reasonable basis, a material adverse effect on the Company or, assuming consummation of the Offer or the Proposed Merger, on the Purchaser, SPG Inc. or WEA or any affiliate of SPG Inc. or WEA; or

    The discussion set forth in Section 14 of the Offer to Purchase is hereby amended and supplemented as follows:

    On December 11, 2002, the Company increased its regular quarterly dividend to $0.26 per share of Common Stock and declared a quarterly dividend of $0.51875 per share on its Series A Preferred Stock (together, the "December 11 Dividends"). On December 11, 2002, the Company filed the Company Schedule 14D-9 with the Commission announcing that the Company Board had made the December 10 By-Law Amendments. As and to the extent any of the conditions set forth in subsection (5) of this Section 14 were triggered by the December 10 By-Law Amendments or by the declaration or payment of the December 11 Dividends, the Purchaser has waived such conditions with respect to such events.

    The December 10 By-Law Amendments include an amendment to opt out of the Michigan Control Share Act. As such, the Control Share Condition has been satisfied as of the date hereof. According to the Company Schedule 14D-9, the requirements of the Michigan Business Combination Act do not currently apply to the Company. As such, the Business Combination Condition has been satisfied as of the date hereof.

10. CERTAIN LEGAL MATTERS; REQUIRED APPROVALS.

    The discussion set forth on Section 15 of the Offer to Purchase is hereby amended and supplemented to change all references to "SPG Inc." to "SPG Inc. or WEA" and to make all grammatical changes in connection therewith as the context requires.

11. CERTAIN FEES AND EXPENSES.

    The discussion set forth in the first paragraph of Section 16 of the Offer to Purchase is hereby amended and supplemented as follows:

    Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") is acting as exclusive financial advisor to WEA in connection with the Offer. WEA has agreed to indemnify Merrill Lynch and certain related persons against certain liabilities and expenses, including liabilities under the federal securities laws. At any time, Merrill Lynch and its affiliates may actively trade the debt and equity securities of affiliates of WEA for their own account or for the accounts of customers and, accordingly, may hold a long or short position in those securities. Merrill Lynch and its affiliates render various investment banking and other advisory services to WEA and its affiliates and are expected to continue to render such services, for which they have received and expect to continue to receive customary compensation from WEA and its affiliates.

12. MISCELLANEOUS.

    SPG, Inc., the Purchaser and WEA have filed with the Commission amendments to the Tender Offer Statement on Schedule TO furnishing additional information with respect to the Offer, and may file further amendments thereto. The Schedule TO and any and all amendments thereto, including exhibits, may be examined and copies may be obtained from the principal office of the Commission in the same manner as described in Section 9 of the Offer to Purchase.

    Except as modified by this Supplement and any amendments to the Schedule TO, the terms and conditions set forth in the Offer to Purchase remain applicable in all respects to the Offer, and this Supplement should be read in conjunction with the Offer to Purchase and the revised (GRAY) Letter of Transmittal.

    NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF SPG INC., WEA OR THE PURCHASER CONCERNING THE OFFER NOT CONTAINED IN THE SCHEDULE TO (AS AMENDED), THE OFFER TO PURCHASE OR IN THE SUPPLEMENT OR IN THE LETTER OF TRANSMITTAL, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.

SIMON PROPERTY ACQUISITIONS, INC.

January 15, 2003

SCHEDULE I

    The discussion set forth in Schedule I of the Offer to Purchase is hereby amended and supplemented as follows:

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                           SIMON PROPERTY GROUP, INC.

    The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years, of each director and executive officer of SPG Inc. are set forth below. Unless otherwise indicated below, the business address of each director and officer is 115 West Washington Street, Indianapolis, Indiana 46204, telephone: 317-636-1600. None of the directors and officers of SPG Inc. listed below has, during the past five years, (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as otherwise indicated below, all directors and officers listed below are citizens of the United States. Fredrick W. Petri owns 100 Shares and children of David Simon own 125 Shares, each representing less than ..01% of the total outstanding Shares.

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
Melvin Simon            Co-Chairman of the Board  Melvin Simon has been Co-Chairman of the Board of
                                                  Directors of SPG Inc. (the "SPG Inc. Board") since
                                                  1998 and prior to such date was Co-Chairman of the
                                                  Board and a director of Simon DeBartolo Group,
                                                  Inc., the predecessor company of SPG Inc. (the
                                                  "Predecessor Company") from its incorporation in
                                                  1993. Melvin Simon is Co-Chairman of the Board of
                                                  Directors of Melvin Simon & Associates, Inc.
                                                  ("MSA"), a company Melvin Simon founded in 1960
                                                  with his brother, Herbert Simon. Melvin Simon is
                                                  also a member of SPG Inc.'s Executive and
                                                  Nominating Committees.

Herbert Simon           Co-Chairman of the Board  Herbert Simon has been Co-Chairman of the SPG Inc.
                                                  Board since 1998 and prior to such date was a
                                                  director of the Predecessor Company since its
                                                  incorporation in 1993. Herbert Simon was Chief
                                                  Executive Officer of the Predecessor Company from
                                                  its incorporation in 1993 to 1995, when he was
                                                  appointed Co-Chairman of the Board. Herbert Simon
                                                  is also Co-Chairman of the Board of Directors of
                                                  MSA. Herbert Simon serves as a member of SPG
                                                  Inc.'s Compensation, Executive and Nominating
                                                  Committees. Herbert Simon is currently a director
                                                  of Kohl's Corporation, a specialty retailer.

David Simon             Chief Executive Officer;  David Simon is the Chief Executive Officer of SPG
                        Director                  Inc. and has been a director since 1998. Prior to
                                                  such date, David Simon was Chief

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  Executive Officer of the Predecessor Company since
                                                  1995 and a director of the Predecessor Company
                                                  from its incorporation in 1993. David Simon also
                                                  served as President of the Predecessor Company
                                                  from its incorporation until 1996. David Simon has
                                                  been Executive Vice President of MSA since 1990.
                                                  From 1988 to 1990, David Simon worked as a Vice
                                                  President of Wasserstein Perella & Company, a firm
                                                  specializing in mergers and acquisitions. David
                                                  Simon is the son of Melvin Simon and the nephew of
                                                  Herbert Simon. David Simon also currently serves
                                                  as a director of First Health Group Corp. David
                                                  Simon is a member of SPG Inc.'s Executive
                                                  Committee.

Hans C. Mautner         Vice Chairman of the      Mr. Mautner has been Vice Chairman of the SPG Inc.
                        Board                     Board since 1998 and prior to such date was
                                                  Chairman of the Board of Directors and Chief
                                                  Executive Officer of Corporate Property Investors,
                                                  Inc. ("CPI") and of Corporate Realty Consultants,
                                                  Inc. ("CRC") from 1989 to 1998. Mr. Mautner was a
                                                  director of CPI from 1973 to 1998 and of CRC from
                                                  1975 to 1998 and served as Vice President of CPI
                                                  from 1972 to 1973. Mr. Mautner was appointed
                                                  Executive Vice President of CPI and CRC in 1973
                                                  and elected President of CPI and CRC in 1976.
                                                  Subsequently Mr. Mautner was elected Chairman and
                                                  President of CPI and CRC in 1988, and elected
                                                  Chairman, President and Chief Executive Officer of
                                                  CPI and CRC in 1989. Prior to joining CPI,
                                                  Mr. Mautner was a General Partner of Lazard
                                                  Freres. Mr. Mautner also serves as a board member
                                                  for various funds in The Dreyfus Family of Funds.
                                                  Mr. Mautner is a member of SPG Inc.'s Executive
                                                  Committee.

Richard S. Sokolov      President and Chief       Mr. Sokolov is President and the Chief Operating
                        Operating Officer;        Officer of SPG Inc. and has been a director since
                        Director                  1998. Prior to such date he was a director of the
                                                  Predecessor Company from 1996. Mr. Sokolov was
                                                  President and Chief Executive Officer and a
                                                  director of DeBartolo Realty Corporation from its
                                                  incorporation until it merged with the Predecessor
                                                  Company in 1996. Prior to that Mr. Sokolov had
                                                  served as Senior Vice President, Development of
                                                  The Edward J. DeBartolo Corporation since 1986 and
                                                  as Vice President and General Counsel of The
                                                  Edward J. DeBartolo Corporation since 1982.
                                                  Mr. Sokolov is a trustee and a member of the

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  Executive Committee of the International Council
                                                  of Shopping Centers. Mr. Sokolov serves as a
                                                  member of SPG Inc.'s Executive Committee.

Birch Bayh              Director                  Mr. Bayh is currently a director of SPG Inc.
                                                  Mr. Bayh has been a Partner in the Washington,
                                                  D.C. law firm of Venable, Baetjer, Howard &
                                                  Civiletti, LLP since May 1, 2001. Prior to that
                                                  date, Mr. Bayh was a partner of Oppenheimer Wolff
                                                  & Donnelly LLP for more than five years. Mr. Bayh
                                                  served as a United States Senator from Indiana
                                                  from 1963 to 1981. Mr. Bayh is currently a
                                                  director of ICN Pharmaceuticals, Inc. Mr. Bayh has
                                                  been a director of SPG Inc. since 1998 and prior
                                                  to such date was a director of the Predecessor
                                                  Company since 1993. Mr. Bayh is a Member of SPG
                                                  Inc.'s Compensation, Nominating and Governance
                                                  Committees.

                                                  Mr. Bayh's current business address is Venable,
                                                  Baetjer, Howard & Civiletti, LLP, 1201 New York
                                                  Ave., NW, Suite 1000, Washington, D.C. 20005.

Melvyn E. Bergstein     Director                  Mr. Bergstein is currently a director of SPG Inc.
                                                  Mr. Bergstein has been the Chairman and Chief
                                                  Executive Officer of DiamondCluster International,
                                                  Inc. since 2000. Mr. Bergstein co-founded Diamond
                                                  Technology Partners in 1994 which combined with
                                                  Cluster Consulting in late 2000 to form
                                                  DiamondCluster International. Prior to founding
                                                  Diamond Technology Partners, Mr. Bergstein served
                                                  in several capacities throughout a 21-year career
                                                  with Arthur Andersen LLP's consulting division, as
                                                  partner, managing director of worldwide
                                                  technology, board member and chairman of the
                                                  Consulting Oversight Committee. Mr. Bergstein has
                                                  been a director of SPG Inc. since 2001 and a
                                                  member of the Compensation and Governance
                                                  Committees.

                                                  Mr. Bergstein's current business address is
                                                  DiamondCluster International, 875 N. Michigan,
                                                  Suite 3000, Chicago, IL 60611.

M. Denise DeBartolo     Director                  Ms. DeBartolo York is currently a director of SPG
  York                                            Inc. Ms. DeBartolo York is Chairman of The
                                                  DeBartolo Corporation. She previously served as
                                                  Chairman of the Board of The Edward J. DeBartolo
                                                  Corporation and in other

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  executive capacities with The Edward J. DeBartolo
                                                  Corporation for more than five years.
                                                  Ms. DeBartolo York has been a director of SPG Inc.
                                                  since 1998 and prior to that was a director of the
                                                  Predecessor Company from 1996. Ms. DeBartolo York
                                                  serves as a member of SPG Inc.'s Nominating
                                                  Committee.

                                                  Ms. DeBartolo York's current business address is
                                                  The DeBartolo Corp., 7620 Market Street,
                                                  Youngstown, OH 44512.

G. William Miller       Director                  Mr. Miller is currently a director of SPG Inc.
                                                  Mr. Miller has been Chairman of the Board and
                                                  Chief Executive Officer of G. William Miller & Co.
                                                  Inc., a merchant banking firm, since 1983.
                                                  Mr. Miller is a former Secretary of the U.S.
                                                  Treasury and a former Chairman of the Federal
                                                  Reserve Board. From January 1990 until February
                                                  1992, Mr. Miller was Chairman and Chief Executive
                                                  Officer of Federated Stores, Inc., the parent
                                                  company of predecessors to Federated Department
                                                  Stores, Inc. Mr. Miller is currently also a
                                                  director of Repligen Corporation. He has been a
                                                  director of SPG Inc. since 1998 and prior to such
                                                  date served as a director of the Predecessor
                                                  Company from 1996. Mr. Miller serves as a member
                                                  of SPG Inc.'s Audit, Nominating and Governance
                                                  Committees.

                                                  Mr. Miller's current business address is G.
                                                  William Miller & Company, 1215 19th Street, NW,
                                                  Washington, D.C. 20036.

Fredrick W. Petri       Director                  Mr. Petri is currently a director of SPG Inc. He
                                                  is a partner of Petrone, Petri & Company, a real
                                                  estate investment firm that Mr. Petri founded in
                                                  1993. Mr. Petri has also been an officer of
                                                  Housing Capital Company since its formation in
                                                  1994. Prior to that, he was an Executive Vice
                                                  President of Wells Fargo Bank, where for over 18
                                                  years Mr. Petri held various real estate
                                                  positions. Mr. Petri has previously been a member
                                                  of the Board of Governors and a Vice President of
                                                  the National Association of Real Estate Investment
                                                  Trusts and a director of the National Association
                                                  of Industrial and Office Park Development.
                                                  Mr. Petri is also a trustee of the Urban Land
                                                  Institute and the University of Wisconsin's Real
                                                  Estate Center. Mr. Petri has been a director of
                                                  SPG Inc. since 1998 and prior to that was a
                                                  director of the Predecessor

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  Company since 1996. Mr. Petri currently serves as
                                                  a member of SPG Inc.'s Compensation and Audit
                                                  Committees.

                                                  Mr. Petri's current business address is Petrone,
                                                  Petri & Co., 1825 S. Grant Street, Ste. 630, San
                                                  Mateo, CA 94402.

J. Albert Smith, Jr.    Director                  Mr. Smith is currently a director of SPG Inc.
                                                  Mr. Smith has been President of Bank One Central
                                                  Indiana since September 2001. Mr. Smith was the
                                                  Managing Director of Bank One Corporation from
                                                  October 1998 to September 2001. Mr. Smith was
                                                  President of Bank One, Indiana, NA, a commercial
                                                  bank, from September 1994 until October 1998. From
                                                  1974 until September 1994, Mr. Smith was President
                                                  of Banc One Mortgage Corporation, a mortgage
                                                  banking firm. Mr. Smith has been a director of SPG
                                                  Inc. since 1998 and prior to that was a director
                                                  of the Predecessor Company since 1993. He serves
                                                  as a member of SPG Inc.'s Audit Committee.

                                                  Mr. Smith's current business address is Bank One,
                                                  Indianapolis, 111 Monument Circle, IN1-0175,
                                                  Indianapolis, IN 46204.

Pieter S. van den Berg  Director                  Mr. van den Berg is currently a director of SPG
                                                  Inc. Mr. van den Berg has been an adviser to the
                                                  Board of Managing Directors of PGGM, a Dutch
                                                  pension fund, since 1991. He has been a director
                                                  of SPG Inc. since 1998. Mr. van den Berg serves as
                                                  a member of SPG Inc.'s Audit Committee. Mr. van
                                                  den Berg is a citizen of The Netherlands.

                                                  Mr. van den Berg's current business address is
                                                  PGGM Beleggingen/Investments, P.O. Box 4001, NL
                                                  3700 KA Zeist.

Philip J. Ward          Director                  Mr. Ward is currently a director of SPG Inc.
                                                  Mr. Ward is the Senior Managing Director, Head of
                                                  Real Estate Investments, for CIGNA Investments,
                                                  Inc., a wholly owned subsidiary of CIGNA
                                                  Corporation. He is a member of the International
                                                  Council of Shopping Centers, the Urban Land
                                                  Institute, the National Association of Industrial
                                                  and Office Parks and the Society of Industrial and
                                                  Office Realtors. Mr. Ward has been a director of
                                                  SPG Inc. since 1998 and prior to that was a
                                                  director of the Predecessor Company since 1996.
                                                  Mr. Ward serves as a

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  member of SPG Inc.'s Compensation Committee.

                                                  Mr. Ward's current business address is Cigna
                                                  Investments, Inc., 280 Trumbell St., Suite H17C,
                                                  Hartford, CT 06103.

Stephen E. Sterrett     Executive Vice President  Mr. Sterrett serves as SPG Inc.'s Executive Vice
                        and Chief Financial       President and Chief Financial Officer. He joined
                        Officer                   MSA in 1989 and also held various positions with
                                                  MSA until 1993.

James M. Barkley        General Counsel;          Mr. Barkley serves as the General Counsel and
                        Secretary                 Secretary both for SPG Inc. and for MSA. He joined
                                                  MSA in 1978 as Assistant General Counsel for
                                                  Development Activity.

Randolph L. Foxworthy   Executive Vice            Mr. Foxworthy is the Executive Vice President--
                        President--               Corporate Development of SPG Inc. Mr. Foxworthy
                        Corporate Development     joined MSA in 1980 and has been an Executive Vice
                                                  President in charge of Corporate Development of
                                                  MSA since 1986.

Gary Lewis              Executive Vice            Mr. Lewis is the Executive Vice President--
                        President--Leasing        Leasing of SPG Inc. Mr. Lewis joined MSA in 1986
                                                  and held various positions with MSA and SPG Inc.
                                                  prior to becoming Executive Vice President in
                                                  charge of Leasing of SPG Inc. in 2002.

Andrew A. Juster        Senior Vice President     Mr. Juster currently serves as SPG Inc.'s
                        and Treasurer             Treasurer. He joined MSA in 1989 and held various
                                                  financial positions with MSA until 1993 and
                                                  thereafter has held various positions with SPG,
                                                  Inc.

John Rulli              Executive Vice President  Mr. Rulli serves as SPG Inc.'s Executive Vice and Chief Administrative  President and Chief Administrative Officer. He
                        Officer                   joined SPG in 1988 and held various positions with
                                                  SPG before becoming SPG's Executive Vice President
                                                  in 1993 and Chief Administrative Officer in 2000.

J. Scott Mumphrey       Executive Vice            Mr. Mumphrey serves as SPG Inc.'s Executive Vice
                        President--SPG            President and President of the management group
                        Management Group          for SPG Inc. He joined MSA in 1974 and also held
                                                  various positions with MSA before becoming Senior
                                                  Vice President of property management in 1993. In
                                                  2000, he became the president of Simon Business
                                                  Network.

                      DIRECTORS AND EXECUTIVE OFFICERS OF
                       SIMON PROPERTY ACQUISITIONS, INC.

    The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years, of each director and executive officer of the Purchaser are set forth below. Unless otherwise indicated below, the business address of each director and officer is 115 West Washington Street, Indianapolis, Indiana 46204, telephone:
317-636-1600. None of the directors and officers of the Purchaser listed below has, during the past five years, (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All directors and officers listed below are citizens of the United States.

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
Stephen E. Sterrett     President and Director    Mr. Sterrett serves as SPG Inc.'s Executive Vice
                                                  President and Chief Financial Officer. He joined
                                                  MSA in 1989 and held various positions with MSA
                                                  until 1993. Mr. Sterrett is the President of the
                                                  Purchaser and also serves as a director of the
                                                  Purchaser, positions he has held since the
                                                  Purchaser's incorporation in November 2002.

James M. Barkley        Secretary, Treasurer and  Mr. Barkley serves as SPG Inc.'s General Counsel
                        Director                  and Secretary. Mr. Barkley holds the same position
                                                  for MSA. He joined MSA in 1978 as Assistant
                                                  General Counsel for Development Activity.
                                                  Mr. Barkley is the treasurer and secretary of the
                                                  Purchaser and also serves as a director of the
                                                  Purchaser, positions he has held since the
                                                  Purchaser's incorporation in November 2002.

          DIRECTORS AND EXECUTIVE OFFICERS OF WESTFIELD AMERICA, INC.

    The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years, of each director and executive officer of WEA are set forth below. Unless otherwise indicated below, the business address of each director and officer is 11601 Wilshire Boulevard, 12th Floor, Los Angeles, California 90025. None of the directors and officers of WEA listed below has, during the past five years,
(1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as otherwise noted, all directors and officers listed below are citizens of the United States. Randall Smith is the beneficial owner of 800 Shares, including 300 Shares owned by Mr. Smith directly and 500 Shares owned by a trust over which Mr. Smith exercises voting authority, each representing less than .01% of the total outstanding Shares.

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
Peter S. Lowy           Director; President and   Peter S. Lowy was appointed a director of WEA in
                        Chief Executive Officer   1994. Mr. Lowy was an Executive Vice President of
                                                  WEA from 1994 until March 1997,

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  was Co-President from May 1997 to July 2000 and is
                                                  currently President and Chief Executive Officer of
                                                  WEA. Mr. Lowy was appointed a director of WAML
                                                  upon its incorporation in 1996. Mr. Lowy is a
                                                  Managing Director of Westfield Holdings Limited
                                                  and has been responsible for Westfield Holdings
                                                  Limited's United States operations since 1990.

                                                  Mr. Lowy is a citizen of Australia.

Richard E. Green        Director; Vice Chairman   Richard E. Green was appointed a director of WEA
                        of Operations             in July 2000. Mr. Green served as Co-President of
                                                  WEA from May 1997 to July 2000 and is currently
                                                  Vice Chairman of Operations of WEA. From 1993 to
                                                  the present, Mr. Green served as President of
                                                  Westfield Corporation, Inc., a subsidiary of
                                                  Westfield Holdings Limited. From 1980 to 1988, he
                                                  held the position of President of Westfield
                                                  Holdings Limited's United States operations. From
                                                  1968 to 1980 he was an Executive Vice President of
                                                  WEA, which was then owned by the May Company.

Mark A. Stefanek        Director; Chief           Mark A. Stefanek was appointed Senior Vice
                        Financial Officer and     President and Chief Financial Officer of WEA in
                        Treasurer                 1995 and became Chief Financial Officer and
                                                  Treasurer in 1997. He was appointed a director of
                                                  WEA in 2001. He is a certified public accountant
                                                  and spent the first seven years of his career at
                                                  Arthur Andersen. From 1985 to 1991 he was Chief
                                                  Financial Officer of Western Development
                                                  Corporation and for the three previous years he
                                                  was with Cadillac Fairview Urban Development, Inc.
                                                  From 1991 to 1994 he served as Vice President,
                                                  Finance and Administration for Disney Develoment
                                                  Company.

Peter R. Schwartz       Senior Executive Vice     Peter R. Schwartz was appointed Senior Executive
                        President                 Vice President of WEA in 2002. Mr. Schwartz was a
                                                  Partner of Debevoise & Plimpton from 1994 until
                                                  joining WEA in 2002. Prior to becoming a Partner,
                                                  Mr. Schwartz was an associate at Debevoise &
                                                  Plimpton from 1984 until 1994.

Dimitri Vazelakis       Executive Vice President  Dimitri Vazelakis became Executive Vice President of WEA in 1997. Mr. Vazelakis joined Westfield
                                                  Holdings Limited in 1972, came to Westfield
                                                  Holdings Limited's United States operations in
                                                  1986 and in 1989 he began heading activities in
                                                  development, design and

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  construction. Between 1979 and 1986, he worked
                                                  with Westfield Holdings Limited in Australia,
                                                  attaining the position of Deputy General Manager
                                                  of Design and Construction.

John Schroder           Executive Vice President  John Schroder was appointed Executive Vice
                                                  President of WEA in 2000. Mr. Schroder joined
                                                  Westfield Holdings Limited in 1994 as State
                                                  Manager Queensland. Between 1994 and 2000 he
                                                  worked with Westfield Holdings Limited in
                                                  Australia attaining the positions of Director
                                                  Management, Marketing and Food Leasing and
                                                  Director of Leasing.

                                                  Mr. Schroder is a citizen of Australia.

Randall Smith           Executive Vice President  Randall Smith has served as an Executive Vice
                                                  President of WEA since 1997. With over 20 years of
                                                  experience in the field, Mr. Smith was Vice
                                                  President at WEA for nine years, before joining
                                                  Westfield Holdings Limited in 1994.

Roger D. Burghdorf      Executive Vice President  Roger D. Burghdorf was appointed an Executive Vice
                                                  President of WEA in 1997. From 1989 to 1997, Mr.
                                                  Burghdorf was Executive Vice President and
                                                  Director of Leasing at WEA.

    DIRECTORS AND EXECUTIVE OFFICERS OF WESTFIELD AMERICA MANAGEMENT LIMITED

    The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years, of each director and executive officer of WAML are set forth below. Unless otherwise indicated below, the business address of each director and officer is c/o Westfield America Management Limited, Level 24, Westfield Towers, 100 William Street, Sydney NSW 2011, Australia. None of the directors and officers of WAML listed below has, during the past five years, (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Except as otherwise noted, all directors and officers listed below are citizens of Australia.

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
Frank P. Lowy, AC       Chairman of the Board     Frank P. Lowy is Chairman of WAML. Mr. Lowy was
                                                  appointed to this position upon the incorporation
                                                  of WAML in 1996. Mr. Lowy is also Chairman of the
                                                  Board of Directors and co-founder of Westfield
                                                  Holdings Limited. Mr. Lowy is a member of the
                                                  Board of the Reserve Bank of Australia and was
                                                  appointed to that position in 1995. Mr. Lowy was a
                                                  director of WEA from February 1994 to October
                                                  2001.

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
Jillian Broadbent, BA   Non-Executive Director    Jillian Broadbent is a non-executive director of a
                                                  number of Australian companies. Ms. Broadbent was
                                                  appointed a non-executive director of WAML and
                                                  Westfield Management Limited in May 2002. Ms.
                                                  Broadbent is a member of the Board of the Reserve
                                                  Bank of Australia and was appointed to that
                                                  position in May 1998. She is also a director of
                                                  the Special Broadcasting Services (SBS)
                                                  (Multilingual Subscriber Television Limited),
                                                  Coca-Cola Amatil Ltd, Woodside Petroleum Ltd,
                                                  Woodside Energy Ltd and Mid-Eastern Oil Ltd. Ms.
                                                  Broadbent was a senior executive of Bankers Trust
                                                  Australia Limited from 1976 to 1998. She was a
                                                  director of Versign Australia Limited from August
                                                  2000 to September 2002.

                                                  Ms. Broadbent's current business address is Level
                                                  16, 167 Macquarie Street, Sydney NSW 2000,
                                                  Australia.

Roy L. Furman           Non-Executive Director    Roy L. Furman was appointed a non-executive
                                                  director of WAML in May 2002. Mr. Furman is Vice
                                                  Chairman of Jefferies & Company, an international
                                                  investment banking and securities firm, and
                                                  Chairman of Jefferies Capital Partners, a group of
                                                  private equity funds. Mr. Furman has held these
                                                  positions since May 2001. He was co-founder of
                                                  Furman Selz (1973), an international investment
                                                  banking, institutional brokerage and
                                                  money-management firm, which was acquired by ING
                                                  in 1998. Mr. Furman then became Vice Chairman of
                                                  ING Furman Selz until May 2001, interrupted by a
                                                  nine month position as Chairman of Livent, a
                                                  theatrical production company. Mr. Furman was also
                                                  a director of WEA from July 1996 to October 2001.

                                                  Mr. Furman is a citizen of the United States. His
                                                  current business address is Jefferies & Company
                                                  Inc., 520 Madison Avenue, 8th Floor, New York, NY
                                                  10022, USA.

Herman Huizinga         Non-Executive Director    Herman Huizinga was appointed a non-executive
                                                  director of WAML in May 2002. Mr. Huizinga was a
                                                  director of WEA from May 1997 to October 2001.
                                                  Mr. Huizinga also serves on the board of
                                                  Industrial Tunnel Method (Rotterdam) and the board
                                                  of the Eye Hospital in Rotterdam.

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  Mr. Huizinga is a citizen of The Netherlands. His
                                                  current business address is Hoevensbaan 218, 2950
                                                  Kapellan, Belgium.

Stephen P. Johns        Executive Director,       Stephen P. Johns was appointed an executive
                        Capital Markets of the    director of WAML upon its incorporation in 1996.
                        Westfield Group;          Mr. Johns is the Executive Director, Capital
                        Director                  Markets of the Westfield Group. Mr. Johns joined
                                                  the Westfield Group in 1970 and became Finance
                                                  Director in 1985 and Group Finance Director in
                                                  1997. Mr. Johns was appointed Executive Director,
                                                  Capital Markets of the Westfield Group in 2002.
                                                  Mr. Johns has been an executive director of
                                                  Westfield Holdings Limited since 1985.

Peter S. Lowy           Managing Director of the  Peter S. Lowy was appointed an executive director
                        Westfield Group;          of WAML upon its incorporation in 1996. Mr. Lowy
                        Director                  is a Managing Director of the Westfield Group and
                                                  has been responsible for the Westfield Group's
                                                  United States operations since 1990. Mr. Lowy is
                                                  responsible for all fundraising, capital markets
                                                  and new business development activities for the
                                                  Group globally. Mr. Lowy was appointed a director
                                                  of WEA in 1994. Mr. Lowy was an Executive Vice
                                                  President of WEA from 1994 until March 1997, was
                                                  Co-President from May 1997 to July 2000 and is
                                                  currently President and Chief Executive Officer of
                                                  WEA. Mr. Lowy was appointed an executive director
                                                  of Westfield Holdings Limited in 1987 and a
                                                  Managing Director in 1997.

                                                  Mr. Lowy's current business address is 11601
                                                  Wilshire Boulevard, 12th Floor, Los Angeles,
                                                  California 90025, USA.

Steven M. Lowy          Managing Director of the  Steven M. Lowy was appointed an executive director
                        Westfield Group;          of WAML upon its incorporation in 1996. Mr. Lowy
                        Director                  is a Managing Director of the Westfield Group with
                                                  responsibility for all operating areas of the
                                                  Group's business globally, including development,
                                                  design and construction, leasing, centre
                                                  management and marketing. Mr. Lowy joined
                                                  Westfield Holdings Limited in 1987 and he was
                                                  appointed an executive director in 1989 and a
                                                  Managing Director in 1997. He was also a director
                                                  of WEA from July 2000 to October 2001.

Robert Mansfield, AO    Non-Executive Director    Robert Mansfield was appointed a non-executive
                                                  director of WAML in May 2002. Mr. Mansfield is
                                                  the non-executive chairman of Telstra Corporation
                                                  Limited (appointed January 2000),

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  chairman of CDS Technologies Pty Limited
                                                  (appointed 1996), director of Datacraft Asia Ltd
                                                  (appointed April 1997), director of Data Holdings
                                                  plc (appointed July 2000) and national chairman of
                                                  the Starlight Children's Foundation of Australia
                                                  (appointed 1999). Mr. Mansfield is chairman and
                                                  director of McDonald's Australia Limited. Mr.
                                                  Mansfield held the position of CEO of McDonald's
                                                  Australia from September 1989 to July 2002. Mr.
                                                  Mansfield was formerly CEO of Wormald
                                                  International Ltd (1989-1991), Optus
                                                  Communications (1992-1995) and John Fairfax
                                                  Limited (1995-1996). He also has filled a number
                                                  of roles for the Australian Federal Government.

                                                  Mr. Mansfield's current business address is
                                                  Telstra Corporation, Level 16, 167 Macquarie
                                                  Street, Sydney NSW 2000, Australia.

Francis T. Vincent,     Non-Executive Director    Francis T. Vincent was appointed a non-executive
  Jr.                                             director of WAML in May 2002. He served as the
                                                  eighth Commissioner of Major League Baseball in
                                                  the United States from September 1989 to September
                                                  1992. Prior to 1989, Mr. Vincent was Executive
                                                  Vice President of the Coca-Cola Company from 1983
                                                  to 1988 and served as Chief Executive Officer for
                                                  Columbia Pictures Industries, Inc. from 1978 to
                                                  1983. He was Associate Director of the Division of
                                                  Corporation Finance at the United States
                                                  Securities and Exchange Commission in 1978. Mr.
                                                  Vincent was also a director of WEA from May 1997
                                                  to October 2001. He was a director of Time Warner,
                                                  Inc. from 1993 to 2001 and has been a director of
                                                  AOL Time Warner, Inc. since 2001.

                                                  Mr. Vincent is a citizen of the United States. His
                                                  current business address is Vincent Enterprises,
                                                  2nd Floor, 290 Harbor Drive, Stamford, CT 06902,
                                                  USA.

Marlon Teperson         Chief Financial Officer   Marlon Teperson joined the Westfield Group in
                        of the Westfield Group    1988. He is the Group Chief Financial Officer
                                                  responsible for financial matters within the
                                                  Group. Prior to this appointment in April 2002,
                                                  Mr. Teperson held the positions of Chief Financial
                                                  Officer for the Group's operations in the United
                                                  States (1992 - 1994), Senior Finance Executive for
                                                  Management and Leasing (1994 - 1995), General
                                                  Manager Finance (1995 - 1996), Director--Finance &
                                                  Accounting (Australia and

                           PRESENT PRINCIPAL
NAME                           OCCUPATION         MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ------------------------  --------------------------------------------------
                                                  New Zealand) (1997 - 1998) and Deputy Chief
                                                  Financial Officer (1999 - 2002).

Victor P. Hoog Antink   Director--Funds           Victor P. Hoog Antink is the Director--Funds
                        Management                Management responsible for the operations of
                                                  Westfield Trust, Westfield America Trust and
                                                  Carindale Property Trust, including direct contact
                                                  with current and potential institutional investors
                                                  in the Trusts. Prior to this appointment, Mr. Hoog
                                                  Antink was General Manager of Westfield America
                                                  Trust responsible for the initial structuring and
                                                  establishment of Westfield America Trust in 1996
                                                  and subsequently the day to day management of
                                                  Westfield America Trust. Between January and
                                                  October 1999 Mr. Hoog Antink was the Chief
                                                  Executive Officer of the St Lukes Group Limited in
                                                  New Zealand.

         DIRECTORS AND EXECUTIVE OFFICERS OF WESTFIELD HOLDINGS LIMITED

    The name, current principal occupation or employment and material occupations, positions, offices or employment for the past five years, of each director and executive officer of Westfield Holdings Limited are set forth below. Unless otherwise indicated below, the business address of each director and officer is c/o Westfield America Management Limited, Level 24, Westfield Towers, 100 William Street, Sydney NSW 2011, Australia. None of the directors and officers of Westfield Holdings Limited listed below has, during the past five years, (1) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) or (2) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. All directors and officers listed below are citizens of Australia.

NAME                    PRESENT PRINCIPAL OCCUPATION  MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ----------------------------  --------------------------------------------------
Frank P. Lowy, AC       Chairman of the Board         Frank P. Lowy is Chairman of the Board of
                                                      Directors and co-founder of Westfield Holdings
                                                      Limited. Mr. Lowy is also Chairman of WAML. Frank
                                                      P. Lowy was appointed to this position upon the
                                                      incorporation of WAML in 1996. Mr. Lowy is a
                                                      member of the Board of the Reserve Bank of
                                                      Australia and was appointed to that position in
                                                      1995. Mr. Lowy was a director of WEA from February
                                                      1994 to October 2001.

Frederick G. Hilmer,    Non-Executive Deputy          Frederick G. Hilmer was appointed a non- executive
  AO                    Chairman                      director of Westfield Holdings Limited in 1991 and
                                                      was appointed non-executive Deputy Chairman in
                                                      1997. Mr. Hilmer is the Chief Executive Officer
                                                      and Director of John Fairfax Holdings Limited and
                                                      was appointed to this position in 1998. Between
                                                      1989 and 1997, Mr. Hilmer was Dean and Professor
                                                      of Management at the Australian Graduate School of
                                                      Management in the University of New South Wales.
                                                      He has served as deputy chairman and a director of
                                                      a number of major companies, including Coca-Cola
                                                      Amatil Limited (March 1998 to February 1999), the
                                                      Fosters Group Limited (November 1990 to April
                                                      1999), The Pacific Power Corporation of New South
                                                      Wales (August 1995 to October 1998), Port Jackson
                                                      Partners Limited (May 1991 to October 1998),
                                                      Macquarie Bank (June 1989 to July 1995) and TNT
                                                      Limited (February 1994 to December 1996). Prior to
                                                      1989 he spent 19 years with McKinsey & Company.
                                                      Mr. Hilmer was a director of WAML from 1996 to May
                                                      2002. He was also a director of WEA from 1996 to
                                                      June 2000.

NAME                    PRESENT PRINCIPAL OCCUPATION  MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ----------------------------  --------------------------------------------------
                                                      Mr. Hilmer's current business address is John
                                                      Fairfax Holdings Limited, Level 19, 201 Sussex
                                                      Street, Sydney NSW 2000, Australia.

David H. Lowy           Non-Executive Deputy          David H. Lowy joined Westfield Holdings Limited in
                        Chairman of the Board         1977 and worked for Westfield Holdings Limited in
                                                      the United States from 1977 to 1981. Mr. Lowy was
                                                      appointed as an executive director of Westfield
                                                      Holdings Limited in 1982 and served as a Managing
                                                      Director of Westfield Holdings Limited from 1987
                                                      to June 2000 when he was appointed as a
                                                      non-executive Deputy Chairman. Mr. Lowy is a
                                                      member of the Presidents Council of the Children's
                                                      Hospital at Westmead, Sydney and is Founder and
                                                      President of Temora Aviation Museum. Mr. Lowy is
                                                      the Chief Executive of LFG Holdings Pty Limited.
                                                      Mr. Lowy was a director of WAML from 1996 to May
                                                      2002 and WEA from 1996 to June 2000.

                                                      Mr. Lowy's current business address is Level 23,
                                                      Westfield Towers, 100 William Street, Sydney NSW
                                                      2011, Australia.

Robert A. Ferguson      Non-Executive Director        Robert A. Ferguson was appointed a non-executive
                                                      director of Westfield Holdings Limited in 1994.
                                                      Mr. Ferguson is a director and chairman of Nextgen
                                                      Network Pty Limited and was appointed to that
                                                      position in February 2000. He was a director and
                                                      chairman of Vodafone Pacific Limited from February
                                                      2000 to October 2002. Mr. Ferguson is a director
                                                      of the Sydney Institute (appointed October 1993),
                                                      the Australian Davos Connection, Inc (appointed
                                                      January 1999) and The Sydney Writer's Festival
                                                      Limited (appointed July 2000). Mr Ferguson was a
                                                      director of BT Financial Group Limited and served
                                                      as Chairman from 1999 to 2001. Mr. Ferguson was a
                                                      director of Bankers Trust Australia Limited from
                                                      November 1985 to October 2002, holding the
                                                      position of Managing Director from 1986 to 1999.
                                                      He was a director of the St. James' Ethic Centre
                                                      from June 1992 to 2002. Mr. Ferguson was also a
                                                      director of WAML from 1996 to May 2002.

                                                      Mr. Ferguson's current business address is
                                                      Whitley, Oldbury Road Moss Vale, New South Wales
                                                      2577 Australia.

David M. Gonski         Non-Executive Director        David M. Gonski was appointed a non-executive
                                                      director of Westfield Holdings Limited in 1985.
                                                      Mr. Gonski was a director of WAML from 1996

NAME                    PRESENT PRINCIPAL OCCUPATION  MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ----------------------------  --------------------------------------------------
                                                      to May 2002. Mr. Gonski is the chairman of
                                                      Investec Wentworth Pty Limited (appointed 1989).
                                                      He is chairman of Coca-Cola Amatil Limited
                                                      (appointed director in October 1997, deputy
                                                      chairman in February 1998 and chairman in April
                                                      2001). He is also a director of John Fairfax
                                                      Holdings Limited (appointed March 1993),
                                                      Australian & New Zealand Banking Group Limited
                                                      (appointed February 2002) and ING Australia
                                                      Limited (appointed April 2002 having previously
                                                      been in that position from February 1986 to July
                                                      1999). Mr. Gonski is the President of the Art
                                                      Gallery of New South Wales' Trust and Chairman of
                                                      the National Institute of Dramatic Art and the
                                                      Australia Council for the Arts. Mr. Gonski was a
                                                      director and chairman of Morgan Stanley Dean
                                                      Witter Australia Limited (August 1999 to February
                                                      2002). He also held the position of director of
                                                      Mercantile Mutual Holdings Limited (November 1987
                                                      to July 1999) and ING Bank (Australia) Limited
                                                      (November 1987 to July 1999). He was a director of
                                                      Hoyts Cinemas Limited (September 1994 to June
                                                      1999) and Angus & Coote (Holdings) Ltd (September
                                                      1993 to March 1999).

                                                      Mr. Gonski's current business address is Investec
                                                      Wentworth Pty Limited, Level 16, The Investec
                                                      Building, 167 Macquarie Street, Sydney NSW 2000,
                                                      Australia.

Stephen P. Johns        Executive Director, Capital   Stephen P. Johns has been an executive director of
                        Markets of the Westfield      Westfield Holdings Limited since 1985. Mr. Johns
                        Group                         was appointed an executive director of WAML upon
                                                      its incorporation in 1996. Mr. Johns is the
                                                      Executive Director, Capital Markets of the
                                                      Westfield Group. He joined the Westfield Group in
                                                      1970 and became Finance Director in 1985 and Group
                                                      Finance Director in 1997. Mr. Johns was appointed
                                                      to his current position in 2002.

Peter S. Lowy           Managing Director of the      Peter S. Lowy was appointed an executive director
                        Westfield Group               of Westfield Holdings Limited in 1987 and a
                                                      Managing Director in 1997. Mr. Lowy is a Managing
                                                      Director of the Westfield Group and has been
                                                      responsible for the Westfield Group's United
                                                      States operations since 1990. Mr. Lowy is
                                                      responsible for all fundraising, capital markets
                                                      and new business development activities for the
                                                      Group globally. Mr.Lowy was appointed a director
                                                      of WEA in 1994. He was an Executive

NAME                    PRESENT PRINCIPAL OCCUPATION  MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ----------------------------  --------------------------------------------------
                                                      Vice President of WEA from 1994 until March 1997,
                                                      was Co-President from May 1997 to July 2000 and is
                                                      currently President and Chief Executive Officer of
                                                      WEA. Mr. Lowy was appointed an executive director
                                                      of WAML upon its incorporation in 1996.

                                                      Mr. Lowy's current business address is 11601
                                                      Wilshire Boulevard, 12th Floor, Los Angeles,
                                                      California 90025, USA.

Steven M. Lowy          Managing Director             Steven M. Lowy joined Westfield Holdings Limited
                                                      in 1987 and he was appointed an executive director
                                                      in 1989 and a Managing Director in 1997. Mr. Lowy
                                                      was appointed an executive director of WAML upon
                                                      its incorporation in 1996. Mr. Lowy is a Managing
                                                      Director of the Westfield Group with
                                                      responsibility for all operating areas of the
                                                      Group's business globally, including development,
                                                      design and construction, leasing, centre
                                                      management and marketing. He was also a director
                                                      of WEA from July 2000 to October 2001.

Dean R. Wills, AO       Non-Executive Director        Dean R. Wills was appointed a non-executive
                                                      director of Westfield Holdings Limited in 1994.
                                                      Mr. Wills was a director of WAML from February
                                                      1996 to May 2002. Mr. Wills is the Chairman of
                                                      Transfield Services Limited (appointed March 2001)
                                                      and the Coca-Cola Australia Foundation Limited
                                                      (appointed May 2002). He served as the Chairman of
                                                      the Coca-Cola Amatil Group from May 1984 to April
                                                      1999, and as a Director of Coca-Cola Amatil from
                                                      August 1975 to April 1999. Mr. Wills has been a
                                                      director of John Fairfax Holdings Limited since
                                                      October 1994 and was appointed Chairman in
                                                      November 2002. Mr. Wills was the Deputy Chairman
                                                      of the Australian Grand Prix Corporation from 1994
                                                      to April 2002. He was also the Chairman of AXA
                                                      Asia Pacific Limited from April 1997 to April 30,
                                                      2000.

                                                      His current business address is c/o: Coca-Cola
                                                      Amatil Level 5, 71 Macquarie Street Sydney NSW
                                                      Australia.

Carla Zampatti, AM      Non-Executive Director        Carla Zampatti was appointed a non-executive
                                                      director of Westfield Holdings Limited in 1997.
                                                      Ms. Zampatti is the Executive Chairman of the
                                                      Carla Zampatti Group and has held that position
                                                      since 1965. Ms. Zampatti was appointed as

NAME                    PRESENT PRINCIPAL OCCUPATION  MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ----------------------------  --------------------------------------------------
                                                      Chairman of Special Broadcasting Service (SBS)
                                                      (Multilingual Subscriber Television Limited) in
                                                      March 2000. Ms. Zampatti is also a director of
                                                      McDonalds Australia Limited (appointed June 1996),
                                                      the Australian Graduate School of Management,
                                                      University of New South Wales (appointed February
                                                      1999) and a Trustee of the Sydney Theatre Company
                                                      Foundation Trust. Ms. Zampatti was a director of
                                                      British America Tobacco Australasia Limited from
                                                      August 1998 to July 2001. She was a director of
                                                      Westfield America Management Limited from 1997 to
                                                      May 2002. She was a director of WAML from 1997 to
                                                      May 2002.

                                                      Her current business address is Carla Zampatti Pty
                                                      Ltd, 437 Kent Street, Sydney NSW 2000, Australia.

Richard E. Green        Vice Chairman                 Richard E. Green was appointed Vice Chairman of
                        Operations--United States     Operations--United States in 2000. From 1993 to
                                                      the present, Mr. Green served as President of
                                                      Westfield Corporation, Inc., a subsidiary of
                                                      Westfield Holdings Limited. From 1980 to 1988, he
                                                      held the position of President of Westfield
                                                      Holdings Limited's U.S. operations. Mr. Green
                                                      served as Co-President of WEA from May 1997 to
                                                      July 2000 and is currently Vice Chairman of
                                                      Operations of WEA. Richard E. Green was appointed
                                                      a director of WEA in July 2000. From 1968 to 1980
                                                      he was an Executive Vice President of WEA, which
                                                      was then owned by the May Company.

                                                      Mr. Green is a citizen of the United States.
                                                      Mr. Green's current business address is
                                                      11601 Wilshire Boulevard, 12th Floor, Los Angeles,
                                                      California 90025.

Marlon Teperson         Chief Financial Officer of    Marlon Teperson joined the Westfield Group in
                        the Westfield Group           1988. He is the Group Chief Financial Officer
                                                      responsible for financial matters within the
                                                      Group. Prior to this appointment in April 2002,
                                                      Mr. Teperson held the positions of Chief Financial
                                                      Officer for the Group's operations in the United
                                                      States (1992 - 1994), Senior Finance Executive for
                                                      Management and Leasing (1994 - 1995), General
                                                      Manager Finance (1995 - 1996), Director--Finance &
                                                      Accounting (Australia and New Zealand) (1997 -
                                                      1998) and Deputy Chief Financial Officer (1999 -
                                                      2002).

NAME                    PRESENT PRINCIPAL OCCUPATION  MATERIAL POSITIONS HELD DURING THE PAST FIVE YEARS
----                    ----------------------------  --------------------------------------------------
Peter Allen             Director--Europe              Peter Allen joined the Westfield Group in 1996. He
                                                      is Director--Europe, responsible for the Group's
                                                      operations in the United Kingdom. Prior to
                                                      locating to the United Kingdom in 1998, Peter was
                                                      Director for Business Development. Peter Allen has
                                                      15 years' experience in shopping center
                                                      development and finance in Australia, Asia, the
                                                      United States and Europe.

                                                      His current business address is 30 Old Burlington
                                                      Street, London, England WIS 3AR.

Simon Julian Tuxen      Group General Counsel         Simon Tuxen joined the Westfield Group in July
                                                      2002. He holds the position of Group General
                                                      Counsel, Company Secretary and Group Compliance
                                                      Officer. Mr. Tuxen is a solicitor of the Supreme
                                                      Court of Victoria. Prior to joining the Westfield
                                                      Group, Mr. Tuxen was General Counsel BIL
                                                      International Limited (March 2001 - June 2002) and
                                                      Group Legal Manager Jardine Matheson Limited Hong
                                                      Kong (1993 - 2001). Prior to this, he was a
                                                      Partner at Mallesons Stephen Jaques, solicitors.

Peter R. Schwartz       General Counsel--United       Peter R. Schwartz joined the Westfield Group in
                        States                        October 2002. Mr. Schwartz is also Senior
                                                      Executive Vice President of WEA. Mr. Schwartz was
                                                      a Partner of Debevoise & Plimpton from 1997 until
                                                      joining the Westfield Group in 2002. Prior to
                                                      becoming a Partner, Mr. Schwartz was an associate
                                                      at Debevoise & Plimpton from 1984 until 1997.

                                                      Mr. Schwartz is a United States citizen. His
                                                      current business address is 11601 Wilshire
                                                      Boulevard, 12th Floor, Los Angeles, California
                                                      90025.

    Facsimile copies of the Letter of Transmittal, properly completed and duly executed, will be accepted. The Letter of Transmittal, certificates for Shares and any other required documents should be sent or delivered by each shareholder of the Company or his broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:

                        The Depositary for the Offer is:
                    COMPUTERSHARE TRUST COMPANY OF NEW YORK


                 BY MAIL:                     BY FACSIMILE TRANSMISSION:        BY HAND/OVERNIGHT DELIVERY:
    Attn: Computershare Trust Company         (For Eligible Institutions     Attn: Computershare Trust Company
               of New York                               Only)                          of New York
           Wall Street Station                      (212) 701-7636                   Wall Street Plaza
              P.O. Box 1010                 CONFIRM FACSIMILE BY TELEPHONE:     88 Pine Street, 19th Floor
      New York, New York 10268-1010                 (212) 701-7624               New York, New York 10005
(registered or certified mail recommended)

Any questions or requests for assistance may be directed to the Information Agent or the Dealer Manager at their respective addresses and telephone numbers listed below. Additional copies of the Offer to Purchase, this Supplement and the revised Letter of Transmittal and other tender offer materials may be obtained from the Information Agent as set forth below, and will be furnished promptly at the Purchaser's expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

                    THE INFORMATION AGENT FOR THE OFFER IS:

                            MACKENZIE PARTNERS, INC.
                               105 Madison Avenue
                            New York, New York 10016
                         (212) 929-5500 (call collect)
                                       or
                         CALL TOLL-FREE (800) 322-2885
                      E-MAIL: proxy@mackenziepartners.com
                      THE DEALER MANAGER FOR THE OFFER IS:
                              MERRILL LYNCH & CO.
                            4 World Financial Center
                            New York, New York 10080
                         CALL TOLL-FREE (866) 276-1462